AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of this 17th day of November, 2000 by and among EBIZ ENTERPRISES, INC., a Nevada corporation ("EBIZ"), JONES BUSINESS SYSTEMS, INC., a Texas corporation ("JBSI"), and JBSI ACQUISITION, INC., a Texas corporation and a wholly-owned subsidiary of EBIZ ("Merger Sub").

                                    RECITALS

A. Upon the terms and subject to the conditions of this Agreement and in accordance with the Texas Business Corporation Act (the "TBCA"), EBIZ, JBSI and Merger Sub intend to enter into a business combination transaction whereby the parties desire that EBIZ acquire all of the outstanding capital stock and equity interests of JBSI by means of a merger (the "Merger") of JBSI with and into Merger Sub.

B. For federal income tax purposes, the parties intend that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). For accounting purposes, the Merger is intended to be accounted for as a "purchase" under United States generally accepted accounting principles ("GAAP").

C. The parties hereby set forth the terms, considerations and conditions of the Merger.

NOW THEREFORE, in consideration of the promises, representations, mutual covenants contained herein, and for other good and valuable consideration, the parties hereto agree as follows:


                                    ARTICLE 1
                                   THE MERGER

1.1      The Merger.

(a) At the Effective Time (as hereinafter defined) and subject to and upon the terms and conditions of this Agreement, Merger Sub shall merge with and into JBSI in accordance with the provisions of the TBCA, the separate corporate existence of Merger Sub shall cease and JBSI shall continue as the surviving corporation (the "Surviving Corporation"). The "Effective Time" shall occur upon the filing with the Texas Secretary of State of articles of merger (the "Articles of Merger") substantially in the form of Exhibit A attached hereto and executed in accordance with the applicable provisions of the TBCA, or at such later time as may be agreed to by EBIZ and JBSI and specified in the Articles of Merger. Provided that this Agreement has not been terminated pursuant to Article 10, the parties will cause the Articles of Merger to be filed with the Texas Secretary of State as soon as practicable after the Closing (as defined in Section 1.2 below).

(b) At the Effective Time, the Articles of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation; provided, however, that Article 1 thereof shall be amended to read: "The name of the corporation is Jones Business Systems, Inc. (the "Corporation")." Thereafter, the Articles of Incorporation may be amended as provided by law and such Articles of Incorporation of the Surviving Corporation.

(c) At the Effective Time, the Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended.

(d) The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, until their respective successors are duly elected or appointed and qualified. The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, until their respective successors are duly appointed.

(e) The Merger shall have the effects set forth in Article 5.06 of the TBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation. If, at any time after the Effective Time, the Surviving Corporation considers or is advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties, or assets of either JBSI or Merger Sub, or otherwise to carry out the intent and purposes of this Agreement, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of each of JBSI and Merger Sub, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of JBSI and Merger Sub, all such other actions and things as the Board of Directors of the Surviving Corporation may determine to be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out the intent and purposes of this Agreement.

1.2      Closing.

The closing of the Merger (the "Closing") shall take place (i) at 9:00 a.m. (Mountain Standard Time) at the offices of EBIZ, within five business days following the date on which the last of the conditions set forth in Article 7 (other than the filing of the Articles of Merger and other than any such conditions which by their terms are not capable of being satisfied until the Closing Date (as hereinafter defined) or thereafter) is satisfied or, when permissible, waived, or (ii) on such other date and at such other time or place as is mutually agreed by the parties hereto. The date on which the Closing occurs is hereinafter referred to as the "Closing Date." The parties anticipate that the Closing Date will be December 15, 2000.

1.3 Conversion of Securities.

At the Effective Time, by virtue of the Merger and without any action on the part of EBIZ, Merger Sub, JBSI or the holders of any of their respective securities:

(a) Each share of common stock of JBSI, par value $0.01 per share ("JBSI Common Stock"), outstanding immediately prior to the Effective Time shall be automatically converted (subject to Sections 1.3(f), 1.4 and 1.5 below) into the right to receive, and shall be exchangeable for 1.549911636 shares (the "Common Stock Exchange Ratio") of validly issued, fully paid and non-assessable share(s) of the common stock of EBIZ, par value $0.001 per share (the "EBIZ Common Stock").

(b) Each share of Series A Convertible Preferred Stock of JBSI, par value $.01 per share ("JBSI Preferred Stock"), outstanding immediately prior to the Effective Time shall be automatically converted (subject to Sections 1.3(f), 1.4 and 1.5 below) into the right to receive, and shall be exchangeable for
13.01925775 shares of EBIZ Common Stock (the "Preferred Stock Exchange Ratio").

(c) The right to receive 36,952 shares of JBSI Common Stock upon conversion of the Convertible Debenture (defined below), shall be automatically converted (subject to Sections 1.3(f) and 1.4 below) into the right to receive 57,273 shares of EBIZ Common Stock (the "Debenture Stock") upon conversion of the Convertible Debenture in accordance with its terms. If, following the Effective Time, the Convertible Debenture is converted by the holder thereof on or before April 30, 2002, such holder will be entitled to receive the Debenture Stock following such conversion. If the Convertible Debenture is not converted by the holder thereof on or before April 30, 2002, as soon as reasonably practicable after such date, EBIZ shall issue the Debenture Stock to the JBSI Stockholders (as defined below) on a pro rata basis in accordance with the relative Applicable Stock Percentage (as defined below) of each JBSI Stockholder. As used herein, "Convertible Debenture" means the 6% convertible debenture of JBSI in favor of Pick Systems, Inc., in the original principal amount of $184,764.77 and convertible into JBSI Common Stock at $5.00 per share.

(d) Subject to and as more fully provided in Section 5.9, each unexpired option to purchase JBSI Common Stock that is outstanding at the Effective Time, whether or not exercisable, shall automatically and without any action on the part of the holder thereof be converted into an exercisable option to purchase a number of shares of EBIZ Common Stock equal to the number of shares of JBSI Common Stock that could be purchased under such option multiplied by 1.78, at a price per share of EBIZ Common Stock equal to the per share exercise price of such option divided by 1.78.

(e) Each share of Common Stock of Merger Sub (the "Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of Common Stock of the Surviving Corporation. Following the Effective Time, each share evidencing ownership of such shares of Merger Sub Common Stock shall evidence ownership of such shares of capital stock of Surviving Corporation.

(f) The conversion of the JBSI Common Stock, options to acquire JBSI Common Stock, JBSI Preferred Stock and the right to receive JBSI Common Stock upon conversion of the Convertible Debenture (collectively, the "JBSI Equity Interests") into the right to receive EBIZ Common Stock and options to acquire EBIZ Common Stock under the terms set forth in Sections 1.3(a), (b), (c) and (d) of this Agreement is subject to and expressly contingent upon the condition that the average of the session ending market price of EBIZ Common Stock as reported on the principal exchange or market on which the EBIZ Common Stock is then traded, calculated for the ten market days prior to the Closing Date, must equal a number which is greater than or equal to $.50 and less than or equal to $1.50 (the "Price Collar"). In the event that such average of the session ending market prices of EBIZ Common Stock does not fall within the range of the Price Collar, EBIZ and JBSI shall negotiate in good faith to establish new terms for the conversion prices set forth in Sections 1.3(a), (b), (c) and (d) of this Agreement.

(g) For purposes of this Agreement, "Merger Consideration" shall mean, with respect to the JBSI Equity Interests, the number of shares of EBIZ Common Stock or options to acquire EBIZ Common Stock into which the JBSI Equity Interests are converted pursuant to Sections 1.3(a), (b), (c) and (d) of this Agreement.

(h) Notwithstanding the provisions contained in Sections 1.3(a), 1.3(b), 1.3(c), 1.3(d) and 1.4 of this Agreement, the maximum aggregate number (the "Cap") of shares of EBIZ Common Stock that EBIZ shall be obligated to issue in exchange for or pursuant to the Merged Interests (as defined below) shall be (i) 8,300,000; less (ii) the number of shares of EBIZ Common Stock that would have been issued for any Merger Interests for which an election to exercise dissenters' rights is made as contemplated by Section 1.4 had such election not been made. For purposes of this Agreement, the "Merged Interests" shall consist of all shares of JBSI Common Stock and JBSI Preferred Stock outstanding as of immediately prior to the Effective Time, the Convertible Debenture and any option, warrant or other interest outstanding as of immediately prior to the Effective Time that would, but for the Merger or this Agreement, be convertible into or exercisable for shares of JBSI Common Stock, JBSI Preferred Stock or any other class or type of equity interest in JBSI; provided, however, the "Merged Interests" shall not include any unexpired options referenced in Section 1.3(d) of this Agreement. If the number of shares of EBIZ Common Stock that EBIZ would, but for this Section 1.3(h), be required to issue under this Agreement in exchange for or pursuant to the Merged Interests exceeds the Cap, then the number of shares of EBIZ Common Stock that EBIZ shall be required to issue to each holder of any Merged Interest shall be reduced proportionately based upon the relative number of shares of EBIZ Common Stock to which each such holder would otherwise be entitled upon the full exchange, conversion or exercise of all Merged Interests held by such holder.


1.4      Dissenting Shares.

(a) Notwithstanding anything to the contrary in this Agreement, if appraisal rights are available to holders of JBSI Common Stock or JBSI Preferred Stock pursuant to Articles 5.11, 5.12 and 5.13 of the TBCA (collectively, "Article 5.11"), each outstanding share of JBSI Common Stock or JBSI Preferred Stock, the holder of which has demanded and perfected his demand for appraisal of the fair value of such shares in accordance with Article 5.11 and has not effectively withdrawn or lost his right to such appraisal (the "Dissenting Shares"), shall not be converted into or represent a right to receive the Merger Consideration, but the holder thereof shall be entitled only to such rights as are granted by
Article 5.11. JBSI shall give EBIZ prompt written notice upon receipt of any such written demands for appraisal of the fair value of shares of JBSI Common Stock or JBSI Preferred Stock and of withdrawals of such demands and any other instruments provided pursuant to Article 5.11 (any stockholder duly making such demand being hereafter called a "Dissenting Stockholder"). Each Dissenting Stockholder who becomes entitled, pursuant to the provisions of Article 5.11, to payment for his shares of JBSI Common Stock or JBSI Preferred Stock shall receive payment therefor from the Surviving Corporation (but only after the amount thereof shall have been agreed upon or at the times and in the amounts required by Article 5.11), and such shares of JBSI Common Stock or JBSI Preferred Stock, as the case may be, shall be cancelled.

(b) If any holder of shares of a JBSI Equity Interest who demands appraisal of the fair value of his shares under Article 5.11 shall effectively withdraw or lose (through failure to perfect or otherwise) his right to such appraisal, the shares of the JBSI Equity Interest of such holder shall be converted into a right to receive the Merger Consideration.

1.5      Exchange of Share Certificates; Fractional Shares.

(a) As soon as practicable after the Effective Time and surrender to EBIZ of any certificate (a "Certificate") that immediately prior to the Effective Time represented any shares of JBSI Common Stock or JBSI Preferred Stock, EBIZ shall, subject to Section 1.5(d) and Article 11 hereof, if such Certificate represented shares of stock which were converted in the Merger into the right to receive the Merger Consideration, distribute to the person in whose name such Certificate shall have been issued, a certificate registered in the name of such person representing the Merger Consideration payable in respect of such shares. Each Certificate so surrendered shall forthwith be cancelled.

(b) If certificates for shares of EBIZ Common Stock are to be issued in a name other than that in which the Certificates surrendered in exchange therefore are registered, it will be a condition of the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have paid to EBIZ or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates for shares of EBIZ Common Stock in any name other than that of the registered holder of the Certificates surrendered, or established to the satisfaction of EBIZ or any agent designated by it that such tax has been paid or is not payable.

(c) In the event that any Certificates have been lost, stolen or destroyed, EBIZ shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, certificates representing shares of EBIZ Common Stock into which the shares of JBSI Common Stock or JBSI Preferred Stock represented by such Certificates were converted pursuant to Section 1.3; provided, however, that EBIZ may, in its discretion and as a condition precedent to the issuance of such certificates representing shares of EBIZ Common Stock, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against EBIZ or the Surviving Corporation or agent designated by EBIZ with respect to the Certificates alleged to have been lost, stolen or destroyed.

(d) At and after the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of shares of JBSI Common Stock or JBSI Preferred Stock that were converted into the right to receive the Merger Consideration. Each share of EBIZ Common Stock into which shares of JBSI Common Stock or JBSI Preferred Stock shall be converted in the Merger shall be deemed to have been issued at the Effective Time.

(e) Notwithstanding any other provision of this Agreement, no certificates or script for fractional shares of EBIZ Common Stock shall be issued in the Merger and no EBIZ Common Stock dividend, stock split or interest shall relate to any fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any other rights of a security holder. In lieu of any such fractional shares, each holder of shares of JBSI Common Stock and JBSI Preferred Stock who would otherwise have been entitled to receive a fraction of a share of EBIZ Common Stock upon surrender of certificates for exchange pursuant to this Article shall be entitled to receive from EBIZ one share of EBIZ Common Stock.

1.6 Tax Free Merger.

It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations. Accordingly, both prior to and after the Closing Date, each parties books and records shall be maintained and federal, state and local income tax returns and schedules thereto shall be filed in a manner consistent with the Merger being qualified as a tax free merger under Section 368(a) of the Code (unless a court of competent jurisdiction renders a determination (as defined in Section 1313(a)(1) of the Code) that the Merger does not qualify as such). Each party shall provide to each other such information, reports, returns or schedules as may be reasonably required to assist such party in accounting for reporting the Merger being so qualified.

1.7 Taking Necessary Action. If at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with all right, title and possession to all assets, property, rights, privileges, powers and franchises of JBSI and Merger Sub, the officers and directors of JBSI, EBIZ and Merger Sub will take all such lawful and necessary action, so long as such action is consistent with this Agreement.

                                   ARTICLE 2
                                ADDITIONAL TERMS

2.1 Employment Agreements.

At the Effective Time EBIZ shall enter into employment agreements, in a form reasonably acceptable to EBIZ and JBSI, with Bruce Parsons, Mike Colesante, Don Young, Nick Futter and such other JBSI employees as are mutually acceptable to EBIZ and JBSI, with such employment agreements containing terms, including non-competition and non-solicitation provisions, substantially as set forth in the Employment Agreement Term Sheet attached as Exhibit B hereto (the "Employment Agreement Term Sheet"). In addition , at the Effective Time, EBIZ shall enter into employment agreements with members of its management as determined by the Compensation Committee of the EBIZ Board of Directors on terms and conditions acceptable to such persons and EBIZ.

2.2 Board of Directors.

At the Effective Time, EBIZ shall cause the number of members of its Board of Directors to equal seven. EBIZ shall fill 1 of such 7 directorships by appointing 1 inside Director as directed by JBSI acting through its President (the "Appointed Director"). The Appointed Director shall be appointed to hold office until a successor is properly elected and qualified. At the next annual or special meeting of EBIZ stockholders following the Merger at which an election of Directors is properly held, EBIZ shall cause to be nominated the Appointed Director along with the Directors of EBIZ as of the Closing for election to the Board of Directors of EBIZ, and shall not nominate any other person for a Director position. At the Closing, a Shareholder Voting Agreement and Proxy (the "Shareholder Voting Agreement and Proxy"), in a form reasonable satisfactory to EBIZ and JBSI, reconstituting the Board of Directors of EBIZ as set forth in this Section 2.2 shall be executed by such stockholders of EBIZ and JBSI as are reasonably satisfactory to both EBIZ and JBSI.

2.3      Registration Rights/Lock-up.

(a) At the Closing, EBIZ shall enter into a Registration Rights Agreement (the "Registration Rights Agreement") with each of the stockholders of JBSI, substantially in the form attached as Exhibit C hereto.

(b) At the Closing, JBSI shall cause those JBSI stockholders who own at least 0.25% of the JBSI Common Stock (assuming conversion of the JBSI Preferred Stock) to execute and deliver a lock-up agreement (the "Lock-Up Agreement") substantially in the form attached as Exhibit D hereto.

                                   ARTICLE 3
                     REPRESENTATIONS AND WARRANTIES OF JBSI

JBSI hereby represents and warrants to EBIZ as follows:

3.1      Organization, Capacity and Authority.

(a) JBSI has been duly organized and is validly existing and in good standing under the laws of the State of Texas and has the full corporate power and authority to own its properties; to carry on its business as now being conducted and to perform its obligation under all contracts by which it is bound. JBSI is duly qualified and in good standing as a foreign corporation in the states set forth on Schedule 3.1(a) hereto and is not required to qualify in any other state as a foreign corporation, where the failure to do so would have a material adverse effect on the transactions contemplated hereby or on the business, assets, results of operations, financial condition or prospects ("collectively, a Material Adverse Effect") of JBSI.

(b) JBSI Subsidiaries. Each wholly or partially owned subsidiary (singularly "JBSI Subsidiary" and collectively, the "JBSI Subsidiaries") of JBSI, is set forth on Schedule 3.1(b) hereto. Each JBSI Subsidiary has been duly organized and is validly existing and in good standing under the laws of its state of organization as set forth in Schedule 3.1(b) and has the full corporate power and authority to own its properties and to carry on its business as now being conducted. Each JBSI Subsidiary is duly qualified as a foreign corporation in the states set forth on Schedule 3.1(b) and is not required to qualify in any other state as a foreign corporation, where the failure to do so would have a Material Adverse Effect on its conduct of business. Except as noted on Schedule 3.1(b), JBSI owns 100% of the outstanding equity interest of each of the JBSI Subsidiaries.

(c) JBSI has delivered or made available to EBIZ a true and correct copy of the Articles of Incorporation and Bylaws of JBSI and similar governing instruments of each of its subsidiaries, each as amended to date (collectively, the "JBSI Charter Documents"), and each such instrument is in full force and effect. JBSI is not in violation of any provision of the JBSI Charter Documents. None of the JBSI Subsidiaries is in violation of its Articles or Certificate of Incorporation or Bylaws or other similar governing instruments, except for such violations as are not material to JBSI and its subsidiaries taken as a whole. JBSI has delivered or made available to EBIZ all proposed or considered amendments to the JBSI Charter Documents.

(d) JBSI has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement have been duly authorized by the Board of Directors of JBSI and all other necessary corporate action by JBSI has occurred and no other corporate proceeding on the part of JBSI is necessary to authorize this Agreement or the transactions contemplated hereby other than the approval of this Agreement and the transactions contemplated hereby by JBSI's stockholders.

(e) Except as set forth on Schedule 3.1(b), JBSI does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

3.2 No Conflict, Breach or Default.

The execution and delivery of this Agreement and the performance by JBSI of the terms hereof do not (a) assuming the approval of this Agreement and the transactions contemplated hereby by JBSI's stockholders, conflict with or result in a violation of the Articles of Incorporation or Bylaws or other organizational documents of JBSI or any JBSI Subsidiary, (b) violate any order, writ, judgment or decree to which JBSI or any JBSI Subsidiary is a party or is subject, or (c) conflict with or result in a violation of, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of JBSI or any JBSI Subsidiary under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, lease, license, credit facility, financing agreement, or other agreement or other instrument or obligation to which JBSI or any JBSI Subsidiary is bound or by which JBSI or any JBSI Subsidiary or any of its properties or assets may be bound except, in the case of this clause (c), where such conflict, violation, default, termination, cancellation or acceleration would not, individually or in the aggregate, have a Material Adverse Effect on JBSI.

3.3 Approvals and Consents.

Except for the filing of the Articles of Merger with the Secretary of State of Texas, and except for such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal, foreign and state securities (or related laws) and except as set forth on Schedule 3.3 hereto, no approval, authorization, consent, exemption, registration, filing or other action by or filing with any court, administrative agency or commission, taxing authority or other governmental authority or instrumentality, foreign or domestic ("Governmental Entity(ies)") is required to be obtained or made by JBSI in connection with the execution and delivery by JBSI of this Agreement or the transactions contemplated herein.

3.4 Valid Obligation.

This Agreement constitutes a legal, valid and binding obligation of JBSI enforceable against JBSI in accordance with its terms, except that (a) the enforceability of the same may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting enforcement of creditors' rights generally, and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

3.5 Capital Stock of JBSI.

The authorized capital stock of JBSI consists of 20,000,000 shares of JBSI Common Stock, of which 3,714,970 shares are issued and outstanding, and 10,000,000 shares of preferred stock of which 1,000,000 shares are authorized JBSI Preferred Stock and 190,858 shares of JBSI Preferred Stock are issued. JBSI has awarded options to purchase 2,106,355 shares of Common Stock under JBSI's 2000 Stock Option Plan. All the outstanding shares of JBSI Common Stock and JBSI Preferred Stock have been duly and validly authorized and issued, and are fully-paid and non-assessable, and there exist no preemptive rights of any present or former stockholders of the JBSI Common Stock or JBSI Preferred Stock. All of such outstanding shares of JBSI Common Stock and JBSI Preferred Stock have been offered, sold, issued and delivered in compliance with applicable federal and state securities laws. Except as set forth on Schedule 3.5, JBSI has no other (i) outstanding securities convertible into or exercisable for its capital stock and no other agreements of any nature whatsoever whereby JBSI may, under any circumstances, be obligated to issue, sell, repurchase or redeem additional shares of its capital stock, (ii) voting agreements, trusts, proxies or other similar agreements with respect to voting of its capital stock, or
(iii) registration rights, right of first refusal, preemptive rights, anti-dilution rights, co-sale, stockholders', buy-sell or similar agreements relating to the sale or transfer of its capital stock.

3.6 JBSI Financial Statements.

(a) Schedule 3.6(a) hereto sets forth a listing of financial statements of JBSI delivered to EBIZ (collectively, the "JBSI Financial Statements"). The JBSI Financial Statements are true, accurate and complete in all material respects and present fairly the financial position of JBSI and all JBSI Subsidiaries as of the dates stated and the results of the operations of JBSI and all JBSI Subsidiaries for the periods stated and have been prepared in accordance with GAAP (except in the case of unaudited statements for the absence of footnotes and normal year end audit adjustments).

(b) Neither JBSI nor any JBSI Subsidiary has any liabilities or obligations of a material nature (whether accrued, absolute, asserted, unasserted, known, unknown, contingent or otherwise) except for those described in the most current JBSI Financial Statements ("Current JBSI Financial Statements"), described in
Schedule 3.6(b) hereto or otherwise disclosed to EBIZ.

3.7 Books and Records.

The books and records of JBSI and of each JBSI Subsidiary are complete and correct in all material respects and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls. The books and records, financial and otherwise, of JBSI and each JBSI Subsidiary accurately set out and disclose in all material respects the financial position of JBSI and each JBSI Subsidiary, and all transactions of JBSI and each JBSI Subsidiary have been accurately recorded in all material respects in such books and records. The minute books of JBSI and each JBSI Subsidiary contain accurate and complete records of all meetings held of, and all material corporate actions taken by, its stockholders or Board of Directors or any committee of its Board of Directors of JBSI or such JBSI Subsidiaries.

3.8 Regulatory Filings.

JBSI and each JBSI Subsidiary has heretofore filed all reports, forms, registration statements and schedules as required pursuant to any applicable law except where the failure to make such filings has not had and could not be reasonably expected to have a Material Adverse Effect on JBSI. All such filings by JBSI and each JBSI Subsidiary complied as of their respective dates in all material respects with the applicable requirements of such laws and the rules and regulations adopted thereunder.

3.9 Absence of Certain Changes and Events.

Except as set forth in Schedule 3.9, since the date of the most current JBSI Financial Statements delivered to EBIZ, there has not been any change in the affairs, prospects, condition (financial or otherwise, or arising as a result of any legislative or regulatory change), operations, liabilities, earnings or business of JBSI or any JBSI Subsidiary which has had or reasonably could be expected to have, individually or in the aggregate with other changes, a Material Adverse Effect on JBSI.

3.10 No Breach of Statute, Decree or Order.

Except as disclosed in Schedule 3.10, neither JBSI nor any JBSI Subsidiary is in default under, or in violation in any material respect of, any material applicable statute, law, ordinance, judgment, decree, order, rule or regulation of any Governmental Entity, and the consummation of this Agreement and the transactions contemplated hereby will not constitute or result in any such default, breach or violation. Except as set forth in Schedule 3.10, there is no known or suspected material action, investigation, review or proceeding by any governmental body pending or threatened against JBSI or any JBSI Subsidiary relating to the conduct of its business, and, to the best of JBSI's knowledge, there is no basis for any such action or proceeding.

3.11 Litigation.

Except as described in Schedule 3.11 or otherwise similarly disclosed to EBIZ in writing, there is no suit, claim, action, proceeding or governmental investigation now pending or, to the best of JBSI's knowledge, threatened, nor, to the best of JBSI's knowledge, is there any condition or set of facts which will give rise to any litigation, against JBSI or any JBSI Subsidiary before any Governmental Entity arising out of or relating to any aspect of the business, or any part of the properties, of JBSI or any JBSI Subsidiary, or concerning the transactions contemplated by this Agreement. Except as disclosed in Schedule 3.11, there are no decrees, judgments, injunctions or orders of any Governmental Entity outstanding or, to the best of JBSI's knowledge, threatened against JBSI or any JBSI Subsidiary relating to any aspect of its business or any part of its properties or that could prevent consummation of the transactions contemplated by this Agreement.

3.12     Employee Benefit Plans; Employee Matters.

(a) Except for the plans and arrangements set forth on Schedule 3.12(a) (the "JBSI Plans"), neither JBSI nor any member of the JBSI Controlled Group (as hereinafter defined) now maintains, has ever maintained or contributed to, or has any plans or commitments for, any employee benefit plans (as such term is defined in ss. 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or any other retirement, pension, stock option, stock appreciation right, profit sharing, incentive compensation, deferred compensation, savings, thrift, vacation pay, severance pay, or other employee compensation or benefit plan, agreement, practice, or arrangement, whether written or unwritten, whether or not legally binding. For purposes of this Agreement, "JBSI Controlled Group" means a controlled or affiliated group within the meaning of Code ss. 414(b), (c), (m), or (o) of which JBSI is a member. JBSI has made available to EBIZ correct and complete copies of all JBSI Plans (including a detailed written description of any JBSI Plan that is unwritten, including a description of eligibility criteria, participation, vesting, benefits, funding arrangements and assets and any other provisions relating to
JBSI) and, with respect to each JBSI Plan, a copy of each of the following, as applicable: (i) the most recent favorable determination letter issued by the Internal Revenue Service, (ii) materials submitted to the Internal Revenue Service in support of a pending determination letter request, (iii) the most recent letter issued by the Internal Revenue Service recognizing tax exemption,
(iv) each insurance contract, trust agreement, or other funding vehicle, (v) the three most recently filed Forms 5500 plus all schedules and attachments, and
(vi) each summary plan description or other general explanation or communication distributed or otherwise provided to employees with respect to each JBSI Plan that describes the terms of the JBSI Plan.

(b) Each JBSI Plan has at all times been in compliance, in form and in operation, in all material respects with all applicable requirements of law and regulations, including without limitation, ERISA.

(c) With respect to each JBSI Plan, there are no actions, suits, grievances, arbitrations or other manner of dispute, or claims with respect to any JBSI Plan (except for routine claims for benefits made in the ordinary course of plan administration for which plan administrative procedures have not been exhausted) pending, threatened or imminent against or with respect to any JBSI Plan, any plan sponsor, or any fiduciary (as such term is defined in ERISA ss. 3(21)) of such JBSI Plan, and JBSI has no knowledge of any facts that could give rise to any action, suit, grievance, arbitration or other manner of dispute, or claim.

(d) Neither JBSI nor any member of the JBSI Controlled Group has any liability for post-retirement welfare benefits except for the continuation coverage required by Code ss. 4980B.

(e) The consummation of the transactions contemplated by this Agreement will not result in any "excess parachute payments" within the meaning of Code ss. 280G. Except as set forth on Schedule 3.12(e), the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any JBSI Plan or JBSI Employment Contract (as hereinafter defined), trust or loan that will or may result in any payment (whether of severance or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any former or current employee or director.

(f) No JBSI Plan provides retiree medical or retiree life insurance benefits to any person and JBSI is not contractually or otherwise obligated (whether or not in writing) to provide any person with life insurance or medical benefits upon retirement or termination of employment, other than as required by the provisions of Sections 601 through 608 of ERISA and Section 4980B of the Code.

(g) Schedule 3.12(g) sets forth a true and complete list of each of the following agreements, arrangements and commitments to which JBSI or any JBSI Subsidiary is a party or by which it may be bound (the "JBSI Employment Contracts"): (i) each employment, consulting, agency or commission agreement not terminable without liability to JBSI or any JBSI Subsidiary upon 60 days' or less prior notice to the employee, consultant or agent and involving compensation or remuneration of more than $50,000 per annum; (ii) each labor union or collective bargaining agreement; (iii) each agreement with any executive officer or other key employee of JBSI or any JBSI Subsidiary the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving JBSI or any JBSI Subsidiary of the nature contemplated by this Agreement; (iv) each agreement with respect to any officer or other key employee of JBSI or any JBSI Subsidiary providing any term of employment or compensation guarantee extending for a period longer than one year; and (v) each equity incentive plan and each other agreement or plan any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. True and complete copies of each JBSI Employment Contract, amendments thereto and written interpretations thereof, have been made available to EBIZ.

(h) Except as set forth on Schedule 3.12(g) or as stated in Section 3.12(g) of this Agreement, neither JBSI nor any JBSI Subsidiary has any legally binding plan or commitment to enter into new or modify existing JBSI Employment Contracts, nor does it have any intention to do any of the foregoing.

(i) No work stoppage or labor strike against JBSI or any JBSI Subsidiary is pending, threatened or reasonably anticipated. Neither JBSI nor any JBSI Subsidiary knows of any activities or proceedings of any labor union to organize any of its employees.

3.13 Permits and Licenses.

JBSI and each JBSI Subsidiary has such permits, licenses and authorities as required by any Governmental Entity with jurisdiction over JBSI or any JBSI Subsidiary with respect to its business as currently conducted and to own or lease, operate and use its assets and properties, except where the failure to have such permits, licenses or authorities has not had and could not reasonably be expected to have a Material Adverse Effect on JBSI. Except as may be expressly permitted by the terms of this Agreement or otherwise disclosed in this Agreement or any schedule hereto, the business of JBSI and each JBSI Subsidiary as presently conducted in any jurisdiction complies in all material respects with all known and suspected applicable legal requirements of such jurisdiction, all known and suspected requisite governmental approvals have been duly obtained and are in full force and effect, and there is no basis for any Governmental Entity to deny or rescind any approval for the conduct of the business of JBSI or any JBSI Subsidiary.

3.14 Material Contracts.

Attached hereto as Schedule 3.14 is a list of all contracts of JBSI and each JBSI Subsidiary ("JBSI Material Contracts") (a) for an aggregate payment by or to it of more than $50,000, (b) extending for a term beyond 12 months, (c) relating to the acquisition or disposition of any material asset or any interest in any business enterprise, (d) containing a guaranty of liabilities or obligations of others, (e) containing any covenant limiting the freedom of JBSI or any JBSI Subsidiary to engage in any line of business or to compete with any person or entity or (f) for all policies of insurance in force as of the date hereof. True and complete copies of all JBSI Material Contracts have been made available to EBIZ. JBSI and each JBSI Subsidiary, as applicable, has fulfilled, or taken all actions necessary to enable it to fulfill when due, its obligations under each of such contracts. To the best knowledge of JBSI, all parties thereto have complied in all material respects with the provisions thereof and no party is in breach or violation of, or in default under such contracts.

3.15      Tax Matters.

(a) Except as set forth in Schedule 3.15(a), all Returns (as hereinafter defined) required to be filed by JBSI or any JBSI Subsidiary have been duly filed on a timely basis and all Returns filed by or on behalf of JBSI or any JBSI Subsidiary (including all attached statements and schedules) are true, complete and correct in all respects, except for such failures to file and failures to be true, complete and correct as would not, individually or in the aggregate, have a Material Adverse Effect on JBSI. No claim has been made or threatened in writing by any jurisdiction where JBSI or any JBSI Subsidiary does not file returns that JBSI or any JBSI Subsidiary is or may be subject to Taxes (as hereinafter defined) in that jurisdiction. All Taxes shown to be payable on such Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, except to the extent any nonpayment is reflected as a liability on the JBSI Financial Statements. No other Taxes are payable by JBSI or any JBSI Subsidiary with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns), except for such Taxes as would not, individually or in the aggregate, have a Material Adverse Effect on JBSI.

(b) JBSI and each JBSI Subsidiary has withheld and paid over all Taxes required to have been withheld and paid over to those Governmental Entities to which payment is required by law, and has complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party, except for such failures to withhold or pay over and such failures to comply as would not, individually or in the aggregate, have a Material Adverse Effect on JBSI.

(c) No Return filed by or on behalf of JBSI or any JBSI Subsidiary contains any position that is or would be subject to penalties under section 6602 of the Code and the regulations thereunder (and any corresponding provision of state, local or foreign law), except to the extent such penalties would not, individually or in the aggregate, have a Material Adverse Effect on JBSI.

(d) There are no liens on any of the assets of JBSI or any JBSI Subsidiary with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that are being contested in good faith through appropriate proceedings and for which appropriate reserves have been established, except for such liens as would not, individually or in the aggregate, have a Material Adverse Effect on JBSI.

(e) Except as disclosed on Schedule 3.15(e), neither JBSI nor any JBSI Subsidiary has ever been included in an affiliated group of corporations, within the meaning of section 1504 of the Code and never been a member of any combined or unitary group.

(f) With respect to all tax years beginning after December 31, 1996, JBSI has furnished EBIZ with true and complete copies of: (i) all Returns of JBSI and each JBSI Subsidiary , and (ii) all tax audit reports, work papers in JBSI's possession or control, statements of deficiencies or closing or other agreements received by JBSI, any JBSI Subsidiary or on its behalf relating to Taxes.

(g) Neither JBSI nor any JBSI Subsidiary does business in, or derives a material amount of income from, any state, local, territorial or foreign taxing jurisdiction other than those for which Returns have been furnished to EBIZ, except to the extent any failure to file Returns in any such jurisdiction would not, individually or in the aggregate, have a Material Adverse Effect on JBSI.

(h) Except for items disclosed on Schedule 3.15(h) attached hereto:

(i) None of the Returns of JBSI or any JBSI Subsidiary has ever been audited by a Governmental Entity and there are no audits, inquiries, investigations or examinations relating to any such Returns pending or, to the knowledge of JBSI, threatened in writing.

(ii) No deficiencies exist or have been asserted in writing with respect to Taxes of JBSI or any JBI Subsidiary and no written notice has been received by JBSI or any JBSI Subsidiary with respect to the failure to file any Return or pay any Taxes.

(iii) Neither JBSI nor any JBSI Subsidiary is a party to any action or proceeding for assessment or collection of Taxes, nor has any such action or proceeding been asserted or, to the knowledge of JBSI, threatened in writing against JBSI, any JBSI Subsidiary, or any of its assets.

(iv) No extension of time to file any Return (which has not been filed) has been requested by or granted to JBSI or any JBSI Subsidiary. No waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of JBSI or any JBSI Subsidiary.

(v) Neither JBSI nor any JBSI Subsidiary is (and has never been) a party to any tax sharing agreement, tax indemnity agreement, tax allocation agreement, or similar arrangement with any person other than JBSI and any JBSI Subsidiary.

(vi) All liabilities for Taxes of JBSI or any JBSI Subsidiary that have been deferred from a period prior to Closing to a period after Closing are, to the extent required by GAAP, reflected in the Current JBSI Financial Statements.

(vii) Neither JBSI nor any JBSI Subsidiary has ever been an "S corporation" under the Code.

(viii) The aggregate liability of JBSI and the JBSI Subsidiaries for unpaid Taxes for all periods ending on or before September 30, 2000 determined according to GAAP does not exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) on the JBSI Financial Statements as of that date, and the aggregate liability of JBSI and the JBSI Subsidiaries for unpaid Taxes for all periods ending on or before the Closing Date determined on a GAAP basis will not exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) as such accruals will be reflected on the balance sheet of JBSI as of the Closing Date, except to the extent any excess of such Taxes over the relevant current liability accrual amount would not have a Material Adverse Effect on JBSI.

(i)  Subject to the items disclosed on Schedule 3.15(h) attached hereto:

(i) Neither JBSI nor any JBSI Subsidiary is required to treat any asset as owned by another person for federal income tax purposes or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code.

(ii) Neither JBSI nor any JBSI Subsidiary has entered into any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any amount subject to the provisions of
Section 280G or Section 4999 of the Code or any similar provision of state, local or foreign tax law.

(iii) Neither JBSI nor any JBSI Subsidiary has made an election under Section 338 of the Code and no action has been taken that would result in any income tax liability to JBSI or any JBSI Subsidiary as a result of a deemed election within the meaning of Section 338 of the Code.

(iv) No consent under Section 341(f) of the Code has been filed with respect to JBSI or any JBI Subsidiary.

(v) Neither JBSI nor any JBSI Subsidiary has disposed of any property that is currently or as of any date subsequent to December 31, 1998 was being accounted for under the installment method.

(vi) Within the last five years, neither JBSI nor any JBSI Subsidiary has agreed to make, or has made, any adjustment under Code Section 481 by reason of a change in accounting method or otherwise.

(vii) Neither JBSI nor any JBSI Subsidiary is a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code and EBIZ is not required to withhold any amount on the acquisition of the shares of JBSI.

(viii) Neither JBSI nor any JBSI Subsidiary has made or will make a deemed dividend election under Treas. Reg.ss. 1.1502-32(f)(2) or a consent dividend under Section 565 of the Code.

(ix) None of the assets or operations of JBSI or any JBSI Subsidiary is subject to any joint venture, partnership or other arrangement or contract that is treated as a partnership for federal income tax purposes.

(x) Neither JBSI nor any JBSI Subsidiary has made any election comparable to those described in this section under any state, local or foreign tax laws or is required to apply any rules comparable to those described in this Section under any state, local or foreign tax laws.

(xi) The transactions contemplated hereby are not subject to the tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code, or of any other provision of law.

(j) Within 10 calendar days following the date of this Agreement, JBSI shall prepare and deliver to EBIZ a Schedule 3.15(j) which shall contain information that is accurate and complete in all material respects with respect to (A) all affirmative tax elections in effect with respect to JBSI and each JBSI Subsidiary; (B) the tax basis of the assets of JBSI and each JBSI Subsidiary broken out by asset class as of December 31, 1999; (C) the net operating losses of JBSI and each JBSI Subsidiary by taxable year; (D) the net capital losses of JBSI and each JBSI Subsidiary by taxable year; and (E) the overall foreign losses of JBSI and each JBSI Subsidiary under Section 904(f) of the Code that are subject to recapture. When timely delivered to EBIZ by JBSI as provided above, such Schedule 3.15(j) shall, as of the date of this Agreement, be construed with and be an integral part of this Agreement and be incorporated herein by this reference.

(k) There are no transfer taxes (exclusive of income taxes) that will become due and payable as a result of the Merger under Texas or federal law.

(l) "Taxes" as used in this Agreement means all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any Governmental Entity or taxing authority, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes, payroll and employee withholding taxes, unemployment insurance, social security taxes, sales and use taxes, value added taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, business license taxes, occupation taxes, real and personal property taxes, escheat amounts, stamp taxes, environmental taxes, severance taxes, production taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing.

(m) "Returns" as used in this Agreement means all returns, declarations, reports, forms, claims for refund, estimates, information returns and statements and other documentation, including amendments, required to be maintained or filed with or supplied to any Governmental Entity in connection with any Taxes.

3.16 Title to Properties.

Except as disclosed in Schedule 3.16, JBSI and each JBSI Subsidiary has good and indefeasible title, free and clear of any mortgage, pledge, lien, charge or other encumbrance, to all of its real and/or personal property and other assets whether reflected on the Current JBSI Financial Statements or otherwise, or acquired by it subsequent to the date thereof or used by it in the ordinary course of its business, except for (a) liens or encumbrances on such property or assets described in the Current JBSI Financial Statements, (b) liens for current taxes not yet due and payable, (c) such imperfections of title and encumbrances, if any, as are not material in character, amount or extent and do not detract from the value or interfere with the present or presently contemplated future use of the properties subject thereto or affected thereby, and (d) acquisitions and dispositions in the ordinary course of business. JBSI and each JBSI Subsidiary has valid leasehold interests in, and enjoys peaceable and undisturbed possession under, all material leases under which it is operating, and all of its premises which are leased, are in good condition and repair (ordinary wear and tear excepted) and are suitable for the purposes for which such premises are being utilized. Neither JBSI nor any JBSI Subsidiary has received any notice of violation of any applicable zoning ordinance or other law, order, regulation or requirement relating to its operations or to its owned or leased properties. JBSI shall furnish EBIZ with true and correct copies of all such leases.

3.17. Environmental Matters.

To the best knowledge of JBSI, JBSI and each JBSI Subsidiary has duly complied with, and the operation of its business, equipment and other assets and the facilities owned or leased by JBSI or any JBSI Subsidiary are in compliance with the provisions of all applicable federal, state and local environmental, health and safety laws, statutes, ordinances, rules, permits and regulations of any Governmental Entities relating to (i) errors or omissions, (ii) discharges to the atmosphere, soils, surface water or ground water, (iii) solid or liquid waste disposal, (iv) the use, storage, generation, handling, transport, discharge, release or disposal of toxic or hazardous substances or waste, (v) the emission of non-ionizing electromagnetic radiation or (vi) other environmental, health or safety matters, including without limitation, all matters set forth in the Comprehensive Environmental Response, Compensation and Liability Act, as amended; the Occupational Safety and Health Act; the Resource Conservation Recovery Act of 1976; the Federal Water Pollution Control Act of 1970; the Safe Drinking Water Act of 1974; the Toxic Substances Control Act of 1976; the Occupational Safety and the Clean Air Act, as amended (collectively, "Environmental and Health Laws"), except for the noncompliance with or violation of any of the above that has not and could not reasonably be expected to have a Material Adverse Effect on JBSI. To the knowledge of JBSI or any JBSI Subsidiary, there are no investigations, administrative proceedings, judicial actions, orders, claims or notices that are pending, anticipated or threatened against JBSI relating to violations of the Environmental and Health Laws. The Company has not received a notice of, and does not know or have any reason to suspect, facts which constitute a violation of any Environmental and Health Laws which relate to the use, ownership or occupancy of any property or facilities used by JBSI or any JBSI Subsidiary in connection with the operation of its business or any activity of the business of JBSI or any JBSI Subsidiary which would result in a material violation or threatened violation of any Environmental and Health Laws.

3.18     Intellectual Property.

(a) JBSI owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trademarks, trade names, service marks, copyrights, and any applications therefor, trade dress, business names, product names, logos, slogans, domain names, technology, processes, schematics, know-how, trade secrets, computer software programs or applications (in both source code and object code form), design and program documentation, analysis, data flow diagrams, website content and all other tangible or intangible proprietary information or material ("Intellectual Property") used in the business of JBSI as currently conducted, except to the extent that the failure to have such rights has not and could not reasonably be expected to have a Material Adverse Effect on JBSI.

(b) Schedule 3.18 (b) lists: (i) all patents and patent applications and all registered and unregistered trademarks, trade names and service marks, registered domain names and registered and unregistered copyrights, which JBSI considers to be material to its business and included in the Intellectual Property, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all material licenses, sublicenses and other agreements as to which JBSI is a party and pursuant to which any person is authorized to use any Intellectual Property, and (iii) all material licenses, sublicenses and other agreements as to which JBSI is a party and pursuant to which JBSI is authorized to use any third party patents, trademarks or copyrights, including software ("JBSI Third Party Intellectual Property Rights"), in each case which are incorporated in, are, or form a part of any product or service of JBSI. JBSI has not transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property, that would have a Material Adverse Effect on JBSI.

(c) To the knowledge of JBSI, there has not been and currently is no unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property or any trade secret of JBSI, or any JBSI Third Party Intellectual Property Right, by any third party, including any employee or former employee of JBSI. To the knowledge of JBSI, the operation of the business of JBSI as such business is currently conducted, including JBSI's design, development, marketing and sale of the products or services of JBSI (including with respect to products currently under development) has not, does not and will not infringe or misappropriate intellectual property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction. JBSI has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in purchase orders arising in the ordinary course of business, or contained in license agreements relating to Intellectual Property licensed to or by JBSI in the ordinary course of business.

(d) JBSI is not, and will not be as a result of the execution and delivery of this Agreement or the performance of JBSI's obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Intellectual Property or JBSI Third Party Intellectual Property Rights, the breach of which could have a Material Adverse Effect on JBSI.

(e) All patents, registered trademarks, service marks, registered domain names and copyrights held by JBSI are valid and subsisting and all necessary registration, maintenance and renewal fees, where currently required or where currently due, have been made. JBSI (i) has not been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, domain names, copyrights or violation of any trade secret or other proprietary right of any third party and (ii) has not brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party. To the knowledge of JBSI, the manufacture, marketing, licensing or sale of the products and services of JBSI does not infringe any patent, trademark, service mark, copyright, trade secret, domain name or other proprietary right of any third party.

(f) JBSI has secured valid written assignments from all consultants and employees who contributed to the creation or development of Intellectual Property of the rights to such contributions that JBSI does not already own by operation of law.

3.19 Condition and Sufficiency of Assets.

All real property and equipment of JBSI and each JBSI Subsidiary are structurally sound and in good operating condition and repair (ordinary wear and tear excepted) and are adequate for the uses thereof. None of the real property or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repair that are not material. The real property and equipment are sufficient for the continued conduct of the business of JBSI and each JBSI Subsidiary.

3.20 Accuracy of Statements.

JBSI has disclosed to EBIZ all facts required to be disclosed by this Agreement and material to the liabilities, assets, business, conditions, organization and operations (financial and otherwise) of JBSI and the JBSI Subsidiaries. Neither this Agreement nor any exhibit or schedule hereto nor any certificate, document, instrument or information furnished or to be furnished by JBSI or any JBSI Subsidiary to EBIZ in connection with this Agreement or any of the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they are made, not misleading.

3.21 Brokers' and Finders' Fees.

JBSI has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

3.22 Shareholder List.

To the best of JBSI's knowledge, upon reasonable investigation, the JBSI shareholder list set forth on Schedule 3.22 hereto correctly states with respect to each record holder of JBSI Common Stock or JBSI Preferred Stock: (a) the name of such holder; (b) the address of the principal residence, or in the case of a holder that is a business entity, the principal place of business, of such holder; and (c) the the number of shares of JBSI Common Stock or JBSI Preferred Stock, as the case may be, held by such holder.


                                    ARTICLE 4
                     REPRESENTATIONS AND WARRANTIES OF EBIZ
                                 AND MERGER SUB

EBIZ and Merger Sub hereby represent and warrant to JBSI as follows:

4.1 (a) Organization of EBIZ. EBIZ has been duly organized and is validly existing and in good standing under the laws of the State of Nevada and has the full corporate power and authority to own its properties and to carry on its business as now being conducted. EBIZ is duly qualified and in good standing as a foreign corporation in the states set forth on Schedule 4.1(a) hereto and is not required to qualify in any other state as a foreign corporation, where the failure to do so would have a Material Adverse Effect on EBIZ.

(b) EBIZ Subsidiaries. Each wholly or partially owned subsidiary (singularly "EBIZ Subsidiary" and collectively, the "EBIZ Subsidiaries") of EBIZ, including Merger Sub, is set forth on Schedule 4.1(b) hereto. Each EBIZ Subsidiary has been duly organized and is validly existing and in good standing under the laws of its state of organization as set forth in Schedule 4.1(b) and has the full corporate power and authority to own its properties and to carry on its business as now being conducted. Each EBIZ Subsidiary is duly qualified as a foreign corporation in the states set forth on Schedule 4.1(b) and is not required to qualify in any other state as a foreign corporation, where the failure to do so would have a Material Adverse Effect on its conduct of business. Except as noted on Schedule 4.1(b), EBIZ owns 100% of the outstanding equity interest of each of the EBIZ Subsidiaries.

                  (c) Corporate Power and Authority. EBIZ and Merger Sub have all corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement have been duly authorized by the Boards of Directors of EBIZ and Merger Sub and all other necessary corporate action by EBIZ and Merger Sub has occurred and no other corporate proceeding on the part of EBIZ or Merger Sub is necessary to authorize this Agreement or the transactions contemplated hereby.

                  4.2 No Conflict, Breach or Default. The execution and delivery of this Agreement and the performance by EBIZ and Merger Sub of its terms do not
(a) conflict with or result in a violation of the articles of incorporation or bylaws or other organizational documents of EBIZ or any EBIZ Subsidiary, (b) violate any order, writ, judgment or decree to which EBIZ or any EBIZ Subsidiary is a party or is subject, or (c) conflict with or result in a violation of, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of EBIZ or any EBIZ Subsidiary under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, lease, license, agreement or other instrument or obligation to which EBIZ or any EBIZ Subsidiary is bound or by which EBIZ or any EBIZ Subsidiary or any of their properties or assets may be bound, except, in the case of this clause (c), where such conflict, violation, default, termination, cancellation or acceleration would not individually or in the aggregate, have a Material Adverse Effect on EBIZ.

4.3 Approvals and Consents. Except for the filing of the Articles of Merger with the Secretary of State of the State of Texas, and except for such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal, foreign and state securities (or related laws), and as set forth on Schedule 4.3 hereto, no approval, authorization, consent, exemption, filing, registration or other action by or filing with any Governmental Entity is required in connection with the execution and delivery by EBIZ and Merger Sub of this Agreement or the transactions contemplated herein or therein.

4.4 Valid Obligation. This Agreement constitutes a legal, valid and binding obligation of EBIZ and Merger Sub enforceable against each of them in accordance with its terms, except that (a) the enforceability of the same may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting enforcement of creditors' rights generally, and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

4.5 Validly Issued Shares; Securities Act Exemption; Blue Sky.

(a) Upon issuance, all EBIZ Common Stock to be issued to the stockholders of JBSI in exchange for the JBSI Common Stock and JBSI Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable outstanding shares of the capital stock of EBIZ.

(b) Based upon the assumption that Schedule 3.22 correctly lists all of the holders of record of the Merged Intersts as of the date hereof, and that the information set forth in Schedule 3.22 with respect to each such holder is true, complete and correct, and further based upon the assumption that all relevant representations and warranties received by either JBSI or EBIZ from any holder of JBSI Common Stock or JBSI Preferred Stock pursuant to Section 5.11 of this Agreement are true, correct and complete, and further based upon the assumption that the Closing occurs, as of the Closing: (i) the issuance of the EBIZ Common Stock to the stockholders of JBSI pursuant to the terms of this Agreement will constitute a transaction exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"); and (ii) EBIZ will have obtained, all necessary Blue Sky law permits and qualifications, or will have available exemptions therefrom, for the issuance of the EBIZ Common Stock to the stockholders of JBSI pursuant to the terms of this Agreement.

4.6 Capital Stock of EBIZ and Merger Sub.

The authorized capital stock of EBIZ consists of 70,000,000 shares of EBIZ Common Stock, of which 22,596,544 shares are issued and outstanding, and 5,000,000 shares of preferred stock of which 60,000 shares of Series A 10% Convertible Preferred Stock ("EBIZ Preferred Stock") are authorized and 7,590 shares of EBIZ Preferred Stock are issued and outstanding. An additional 6,799,169 shares of EBIZ Common Stock have been reserved for issuance upon the exercise of outstanding warrants. EBIZ has awarded options to purchase 1,507,450 shares of EBIZ Common Stock under its 1998 Equity Incentive Plan outstanding, and anticipates issuing additional options to purchase 5,650,000 shares of Common Stock . EBIZ has assumed debentures outstanding that will be converted, with accrued interest, into 2,509,810 shares of common stock in January 2001 and has outstanding the Debenture (as defined in Section 5.3(b)), which is convertible into EBIZ Common Stock at variable prices. The authorized capital stock of Merger Sub consists of 1000 shares of common stock, 100 of which are issued and outstanding. All of the issued and outstanding shares of Merger Sub are owned by EBIZ. All the outstanding shares of EBIZ Common Stock and EBIZ Preferred Stock and Merger Sub are duly and validly authorized and issued, fully-paid and non-assessable, and there exist no preemptive rights of any present or former stockholders of the EBIZ Common Stock and EBIZ Preferred Stock. All of such outstanding shares of EBIZ Common Stock and EBIZ Preferred Stock have been offered, sold, issued and delivered in compliance with applicable federal and state securities laws. Except as set forth in Schedule 4.6, EBIZ has no other (i) outstanding securities convertible into or exercisable for its capital stock and no other agreements of any nature whatsoever whereby EBIZ may, under any circumstances, be obligated to issue, sell, repurchase or redeem shares of its capital stock (ii) voting agreements, trusts, proxies or other similar agreements with respect to voting of its capital stock, or (iii) registration rights, right of first refusal, co-sale, preemptive rights, anti-dilution rights, stockholders', buy-sell or similar agreements relating to the sale or transfer of its capital stock. EBIZ has a sufficient number of EBIZ Common Stock authorized to issue the Merger Consideration at the Effective Time and to fulfill the obligations under the JBSI stock options that are to be issued by EBIZ at the Effective Time pursuant to Section 1.3(c) above.

4.7      EBIZ Financial Statements.

(a) Schedule 4.7(a) hereto sets forth a listing of financial statements of EBIZ delivered to JBSI (collectively, the "EBIZ Financial Statements"). The EBIZ Financial Statements are true, accurate and complete in all material respects and present fairly the financial position of EBIZ and its Subsidiaries as of the dates stated and the results of the operations of EBIZ and its Subsidiaries for the periods stated and have been prepared in accordance with GAAP, consistently applied with all adjustments as mandated by any agency or other authority (except in the case of unaudited statements for the absence of footnotes and normal year end audit adjustments).

(b) Neither EBIZ nor any EBIZ Subsidiary have any liabilities or obligations of a material nature (whether accrued, absolute, asserted, unasserted, known, unknown, contingent or otherwise) except for those disclosed in the most current EBIZ Financial Statements ("Current EBIZ Financial Statements") or in Schedule 4.7(b) hereto.

4.8 Books and Records.

The books and records of EBIZ and of each EBIZ Subsidiary are complete and correct and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") where required, including the maintenance of an adequate system of internal controls. The books and records, financial and otherwise, of EBIZ and each EBIZ Subsidiary accurately set out and disclose in all material respects the financial position of EBIZ and of each EBIZ Subsidiary, and all transactions of EBIZ and of each EBIZ Subsidiary have been accurately recorded in all material respects in such books and records in accordance with GAAP. The minute books of EBIZ and of each EBIZ Subsidiary contain accurate and complete records of all meetings held of, and all material corporate actions taken by, the stockholders, Board of Directors or any committee of the Board of Directors of EBIZ or such EBIZ Subsidiaries.

4.9 Regulatory Filings.

EBIZ and each EBIZ Subsidiary has heretofore filed all reports, registration statements and schedules as required pursuant to any applicable law except where the failure to make such filings has not had and could not be reasonably expected to have a Material Adverse Effect on EBIZ. All such filings by EBIZ and each such EBIZ Subsidiary complied as of their respective dates in all material respects with the applicable requirements of such laws and the rules and regulations adopted thereunder.

4.10 Absence of Certain Changes and Events.

Except as set forth in Schedule 4.10, since the date of the most current EBIZ Financial Statements delivered to JBSI, there has not been any change in the affairs, prospects, condition (financial or otherwise, or arising as a result of any legislative or regulatory change), operations, liabilities, earnings or business of EBIZ or any EBIZ Subsidiary which has had or reasonably could be expected to have, individually or in the aggregate with other changes, a Material Adverse Effect on EBIZ.

4.11 No Breach of Statute, Decree or Order.

Except as disclosed in Schedule 4.11, neither EBIZ nor any Subsidiary is in default under, or in violation in any respect of, any material applicable statute, law, ordinance, judgment, decree, order, rule or regulation of any Governmental Entity, and the consummation of this Agreement and the transactions contemplated hereby will not constitute or result in any such default, breach or violation. Except as set forth in Schedule 4.11, there is no known or suspected material action or proceeding by any Governmental Entity, pending or threatened against EBIZ or any EBIZ Subsidiary relating to the conduct of its business, and to the best of EBIZ's knowledge there is no basis for any such action or proceeding.

4.12 Litigation.

Except as disclosed in Schedule 4.12, there is no suit, claim, action, proceeding or governmental investigation now pending or, to the best knowledge of EBIZ, threatened, nor, to the best of EBIZ's knowledge, is there any condition or set of facts which will give rise to any litigation, against EBIZ or any Subsidiary before any court, administrative or regulatory body or any governmental agency arising out of or relating to any aspect of the business, or any part of the properties, of EBIZ or any EBIZ Subsidiary, or concerning the transactions contemplated by this Agreement. Except as disclosed in Schedule 4.12, there are no decrees, injunctions or orders of any court or governmental department or agency outstanding or, to the best knowledge of EBIZ, threatened against EBIZ or any EBIZ Subsidiary relating to any aspect of its business or any part of its properties or that could prevent consummation of the transactions contemplated by this Agreement.

4.13 Employee Benefit Plans; Employee Matters.

(a) Except for the plans and arrangements set forth on Schedule 4.13(a) (the "EBIZ Plans"), neither EBIZ nor any member of the EBIZ Controlled Group (as hereinafter defined) now maintains, has ever maintained or contributed to, or has any plans or commitments for, any employee benefit plans (as such term is defined in ERISA ss. 3(3)) or any other retirement, pension, stock option, stock appreciation right, profit sharing, incentive compensation, deferred compensation, savings, thrift, vacation pay, severance pay, or other employee compensation or benefit plan, agreement, practice, or arrangement, whether written or unwritten, whether or not legally binding. For purposes of this Agreement, "EBIZ Controlled Group" means a controlled or affiliated group within the meaning of Code ss. 414(b), (c), (m), or (o) of which EBIZ is a member. EBIZ has made available to JBSI correct and complete copies of all EBIZ Plans (including a detailed written description of any EBIZ Plan that is unwritten, including a description of eligibility criteria, participation, vesting, benefits, funding arrangements and assets and any other provisions relating to
EBIZ) and, with respect to each EBIZ Plan, a copy of each of the following, as applicable: (i) the most recent favorable determination letter issued by the Internal Revenue Service, (ii) materials submitted to the Internal Revenue Service in support of a pending determination letter request, (iii) the most recent letter issued by the Internal Revenue Service recognizing tax exemption,
(iv) each insurance contract, trust agreement, or other funding vehicle, (v) the three most recently filed Forms 5500 plus all schedules and attachments, and
(vi) each summary plan description or other general explanation or communication distributed or otherwise provided to employees with respect to each EBIZ Plan that describes the terms of the EBIZ Plan.

(b) Each EBIZ Plan has at all times been in compliance, in form and in operation, in all material respects with all applicable requirements of law and regulations, including without limitation, ERISA.

(c) With respect to each EBIZ Plan, there are no actions, suits, grievances, arbitrations or other manner of dispute, or claim with respect to any EBIZ Plan (except for routine claims for benefits made in the ordinary course of plan administration for which plan administrative procedures have not been exhausted) pending, threatened or imminent against or with respect to any EBIZ Plan, any plan sponsor, or any fiduciary (as such term is defined in ERISA ss. 3(21)) of such EBIZ Plan, and EBIZ has no knowledge of any facts that could give rise to any action, suit, grievance, arbitration or other manner of dispute, or claim.

(d) Neither EBIZ nor any member of the EBIZ Controlled Group has any liability for post-retirement welfare benefits except for the continuation coverage required by Code ss. 4980B.

(e) The consummation of the transactions contemplated by this Agreement will not result in any "excess parachute payments" within the meaning of Code ss. 280G. Except as set forth on Schedule 4.13(e), the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any EBIZ Plan or EBIZ Employment Contract (as hereinafter defined), trust or loan that will or may result in any payment (whether of severance or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any former or current employee or director.

(f) No EBIZ Plan provides retiree medical or retiree life insurance benefits to any person and EBIZ is not contractually or otherwise obligated (whether or not in writing) to provide any person with life insurance or medical benefits upon retirement or termination of employment, other than as required by the provisions of Sections 601 through 608 of ERISA and Section 4980B of the Code.

(g) Schedule 4.13(g) sets forth a true and complete list of each of the following agreements, arrangements and commitments to which EBIZ or any Subsidiary is a party or by which it may be bound (the "EBIZ Employment Contracts"): (i) each employment, consulting, agency or commission agreement not terminable without liability to EBIZ or any Subsidiary upon 60 days' or less prior notice to the employee, consultant or agent and involving compensation or remuneration of more than $50,000 per annum; (ii) each labor union or collective bargaining agreement; (iii) each agreement with any executive officer or other key employee of EBIZ or any Subsidiary the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving EBIZ or any Subsidiary of the nature contemplated by this Agreement;
(iv) each agreement with respect to any officer or other key employee of EBIZ or any Subsidiary providing any term of employment or compensation guarantee extending for a period longer than one year; and (v) each equity incentive plan and each other agreement or plan any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. True and complete copies of each EBIZ Employment Contract, amendments thereto and interpretations thereof, have been made available to JBSI.

4.14 Permits and Licenses.

EBIZ and each EBIZ Subsidiary has such permits, licenses and authorities as required by any Governmental Entity with jurisdiction over EBIZ or any EBIZ Subsidiary with respect to its business as currently conducted and to own or lease, operate and use its assets and properties except where the failure to have such permits, licenses or authorities has not had and could not be reasonably expected to have a Material Adverse Effect on EBIZ. Except as may be expressly permitted by the terms of this Agreement or otherwise disclosed in this Agreement or any schedule hereto, the business of EBIZ and each EBIZ Subsidiary as presently conducted in any jurisdiction complies in all material respects with all known and suspected applicable legal requirements of such jurisdiction, all known and suspected requisite governmental approvals have been duly obtained and are in full force and effect, and there is no basis for any Governmental Entity to deny or rescind any approval for the conduct of the business of EBIZ or any EBIZ Subsidiary.

4.15 Material Contracts.

Attached hereto as Schedule 4.15 is a list of all contracts of EBIZ and each EBIZ Subsidiary (the "EBIZ Material Contracts") (a) for an aggregate payment by or to it of more than $50,000, (b) extending for a term beyond 12 months, (c) relating to the disposition or acquisition of any material asset or any interest in any business enterprise, (d) containing a guaranty of liabilities or obligations of others, (e) containing any covenant limiting the freedom of EBIZ or any EBIZ Subsidiary to engage in any line of business or compete with any person or entity, or (f) for all policies of insurance in force as of the date hereof. True and complete copies of all EBIZ Material Contracts have been delivered to JBSI. EBIZ and each EBIZ Subsidiary, as applicable, has fulfilled, or taken all actions necessary to enable it to fulfill when due its obligations under each of such contracts. To the best knowledge of EBIZ, all parties thereto have complied in all material respects with the provisions thereof and no party is in breach or violation of, or in default under such contracts.

4.16      Tax Matters.

(a) Except as set forth in Schedule 4.16(a), all Returns required to be filed by EBIZ or any EBIZ Subsidiary have been duly filed on a timely basis and all Returns filed by or on behalf of EBIZ or any EBIZ Subsidiary (including all attached statements and schedules) are true, complete and correct in all respects, except for such failures to file and failures to be true, complete and correct as would not, individually or in the aggregate, have a Material Adverse Effect on EBIZ. No claim has been made or threatened in writing by any jurisdiction where EBIZ or any Subsidiary does not file returns that EBIZ or any EBIZ Subsidiary is or may be subject to Taxes in that jurisdiction. All Taxes shown to be payable on such Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, except to the extent any nonpayment is reflected as a liability on the EBIZ Financial Statements. No other Taxes are payable by EBIZ or any EBIZ Subsidiary with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns), except for such Taxes as would not, individually or in the aggregate, have a Material Adverse Effect on EBIZ.

(b) EBIZ and each EBIZ Subsidiary has withheld and paid over all Taxes required to have been withheld and paid over to those Governmental Entities to which payment is required by law, and has complied with all information reporting and backup withholding requirements, including maintenance of required records with respect thereto, in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party, except for such failures to withhold or pay over and such failures to comply as would not, individually or in the aggregate, have a Material Adverse Effect on EBIZ.

(c) No Return filed by or on behalf of EBIZ or any EBIZ Subsidiary contains any position that is or would be subject to penalties under section 6602 of the Code and the Regulations thereunder (and any corresponding provision of state, local or foreign law), except to the extent such penalties would not, individually or in the aggregate, have a Material Adverse Effect on EBIZ.

(d) There are no liens on any of the assets of EBIZ or any EBIZ Subsidiary with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that are being contested in good faith through appropriate proceedings and for which appropriate reserves have been established, except for such liens as would not, individually or in the aggregate, have a Material Adverse Effect on EBIZ.

(e) Except as disclosed on Schedule 4.16(e), neither EBIZ nor any EBIZ Subsidiary has been included in an affiliated group of corporations, within the meaning of section 1504 of the Code or been a member of any combined or unitary group.

(f) EBIZ has furnished JBSI with true and complete copies of: (i) all Returns of EBIZ and each Subsidiary for all tax periods since June 30, 1997, and (ii) all tax audit reports, work papers in EBIZ's possession or control, statements of deficiencies or closing or other agreements received by EBIZ, any EBIZ Subsidiary or on any of their behalf relating to Taxes.

(g) Neither EBIZ nor any EBIZ Subsidiary does business in, or derives a material amount of income from, any state, local, territorial or foreign taxing jurisdiction other than those for which Returns have been furnished to JBSI, except to the extent any failure to file Returns in any such jurisdictions would not, individually or in the aggregate, have a Material Adverse Effect on EBIZ.

(h) Except for items disclosed on Schedule 4.16(h) attached hereto:

(i) None of the Returns of EBIZ or any EBIZ Subsidiary has ever been audited by a governmental or taxing authority and there are no audits, inquiries, investigations or examinations relating to any such Returns pending or, to the knowledge of EBIZ, threatened in writing.

(ii) No deficiencies exist or have been asserted in writing with respect to Taxes of EBIZ or any Subsidiary and no written notice has been received by EBIZ or any EBIZ Subsidiary with respect to the failure to file any Return or pay any Taxes.

(iii) Neither EBIZ nor any EBIZ Subsidiary is a party to any action or proceeding for assessment or collection of Taxes, nor has any such action or proceeding been asserted or, to the knowledge of EBIZ, threatened in writing against EBIZ, any EBIZ Subsidiary or any of their respective assets.

(iv) No extension of time to file any Return (which has not been filed) has been requested by or granted to EBIZ or any EBIZ Subsidiary. No waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of EBIZ or any EBIZ Subsidiary.

(v) Neither EBIZ nor any EBIZ Subsidiary is (and has never been) a party to any tax sharing agreement, tax indemnity agreement, tax allocation agreement, or similar arrangement with any person other than EBIZ and any EBIZ Subsidiary.

(vi) All liabilities for Taxes of EBIZ or any EBIZ Subsidiary that have been deferred from a period prior to Closing to a period after Closing are, to the extent required by GAAP, reflected in the Current EBIZ Financial Statements.

(vii) Neither EBIZ nor any EBIZ Subsidiary has ever been an "S corporation" under the Code.

(viii) The aggregate liability of EBIZ and the EBIZ Subsidiaries for unpaid Taxes for all periods ending on or before June 30, 2000 determined on a GAAP basis does not exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) on the EBIZ financial statements as of that date, and the aggregate liability of EBIZ and the EBIZ Subsidiaries for unpaid Taxes for all periods ending on or before the Closing Date determined on a GAAP basis will not exceed the amount of the current liability accruals for Taxes (excluding reserves for deferred Taxes) as such accruals will be reflected on the balance sheet of EBIZ as of the Closing Date, except to the extent any excess of such Taxes over the relevant current liability accrual amount would not have a Material Adverse Effect on EBIZ.

(i) Subject to the items disclosed on Schedule 4.16(h) attached hereto:

(i) Neither EBIZ nor any EBIZ Subsidiary is required to treat any asset as owned by another person for federal income tax purposes or as tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code.

(ii) Neither EBIZ nor any EBIZ Subsidiary has entered into any agreement, contract, arrangement or plan that has resulted or would result, separately or in the aggregate, in the payment of any amount subject to the provisions of
Section 280G or Section 4999 of the Code or any similar provision of state, local or foreign tax law.

(iii) Neither  EBIZ  nor  any  EBIZ Subsidiary has made an election under
Section 338 of the Code and no action has been taken that would result in any income tax liability to EBIZ or any EBIZ Subsidiary as a result of a deemed election within the meaning of Section 338 of the Code.

(iv) No consent under Section 341(f) of the Code has been filed with respect to EBIZ or any EBIZ Subsidiary.

(v) Neither EBIZ nor any EBIZ Subsidiary has disposed of any property that is currently or as of any date subsequent to December 31, 1999 was being accounted for under the installment method.

(vi) Within the last five years, neither EBIZ nor any EBIZ Subsidiary has agreed to make, or has made, any adjustment under Code Section 481 by reason of a change in accounting method or otherwise.

(vii) Neither EBIZ nor any EBIZ Subsidiary is a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

(viii) Neither EBIZ nor any EBIZ Subsidiary has made or will make a deemed dividend election under Treas. Reg.ss. 1.1502-32(f)(2) or a consent dividend under Section 565 of the Code.

(ix) None of the assets or operations of EBIZ or any EBIZ Subsidiary is subject to any joint venture, partnership or other arrangement or contract that is treated as a partnership for federal income tax purposes.

(x) Neither EBIZ nor any EBIZ Subsidiary has made any elections comparable to those described in this section under any state, local or foreign tax laws or is required to apply any rules comparable to those described in this Section under any state, local or foreign tax laws.

(xi) The transactions contemplated hereby are not subject to the tax withholding provisions of Section 3406 of the Code, or of Subchapter A of Chapter 3 of the Code, or of any other provision of law.

(j) Schedule 4.16(j) contains information that is accurate and complete in all material respects with respect to: (A) all tax elections in effect with respect to EBIZ and each EBIZ Subsidiary; (B) the current tax basis of the assets of EBIZ and each EBIZ Subsidiary broken out by asset class; (C) the net operating losses of EBIZ and each EBIZ Subsidiary by taxable year; (D) the net capital losses of EBIZ and each EBIZ Subsidiary by taxable year; and (E) the overall foreign losses of EBIZ and each EBIZ Subsidiary under Section 904(f) of the Code that are subject to recapture.

(k) There are no transfer taxes (exclusive of income taxes) that will become due and payable as a result of the Merger transaction under Arizona, Nevada or federal law.

4.17 Title to Properties.

Except as disclosed in Schedule 4.17, EBIZ and each EBIZ Subsidiary has good and indefeasible title, free and clear of any mortgage, pledge, lien, charge or other encumbrance, to all of its real and/or personal property and other assets whether reflected on the Current EBIZ Financial Statements or otherwise, or acquired by it subsequent to the date thereof or used by it in the ordinary course of its business, except for (a) liens or encumbrances on such property or assets described in the Current EBIZ Financial Statements, (b) liens for current taxes not yet due and payable, (c) such imperfections of title and encumbrances, if any, as are not material in character, amount or extent and do not detract from the value or interfere with the present or presently contemplated future use of the properties subject thereto or affected thereby, and (d) acquisitions and dispositions in the ordinary course of business. EBIZ and each EBIZ Subsidiary has valid leaseholds in, and enjoys peaceable and undisturbed possession under all material leases under which it is operating, and all of its premises which are leased, are in good condition and repair (ordinary wear and tear excepted) and are suitable for the purposes for which such premises are being utilized. Neither EBIZ nor any EBIZ Subsidiary has received any notice of violation of any applicable zoning ordinance or other law, order, regulation or requirement relating to its operations or to its owned or leased properties.

4.18. Environmental Matters

To the best knowledge of EBIZ, EBIZ and each EBIZ Subsidiary has duly complied with, and the operation of its business, equipment and other assets and the facilities owned or leased by EBIZ or any Subsidiary are in compliance with the provisions of all applicable federal, state and local environmental, health and safety laws, statutes, ordinances, rules and regulations of any Governmental Entity relating to (i) errors or omissions, (ii) discharges to the atmosphere, soils, surface water or ground water, (iii) solid or liquid waste disposal, (iv) the use, storage, generation, handling, transport, discharge, release or disposal of toxic or hazardous substances or waste, (v) the emission of non-ionizing electromagnetic radiation or (vi) Environmental and Health Laws, except for the noncompliance with or violation of any of the above that has not and could not reasonably be expected to have a Material Adverse Effect on EBIZ. To the knowledge of EBIZ, there are no investigations, administrative proceedings, judicial actions, orders, claims or notices that are pending, anticipated or threatened against EBIZ or any EBIZ Subsidiary relating to violations of the Environmental and Health Laws. EBIZ has not received a notice of, and does not know or have any reason to suspect, facts which constitute a violation of any Environmental and Health Laws which relate to the use, ownership or occupancy of any property or facilities used by EBIZ or any EBIZ Subsidiary in connection with the operation of its business or any activity of the business of EBIZ or any EBIZ Subsidiary which would result in a material violation or threatened violation of any Environmental or Health Laws.

4.19 Intellectual Property.

(a) EBIZ owns, or is licensed or otherwise possesses legally enforceable rights to use all Intellectual Property used in the business of EBIZ as currently conducted, except to the extent that the failure to have such rights has not and could not reasonably be expected to have a Material Adverse Effect on EBIZ.

(b) Schedule 4.19(b) lists: (i) all patents and patent applications and all registered and unregistered trademarks, trade names and service marks, registered domain names and registered and unregistered copyrights, which EBIZ considers to be material to its business and included in the Intellectual Property, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all material licenses, sublicenses and other agreements as to which EBIZ is a party and pursuant to which any person is authorized to use any Intellectual Property, and (iii) all material licenses, sublicenses and other agreements as to which EBIZ is a party and pursuant to which EBIZ is authorized to use any third party patents, trademarks or copyrights, including software ("EBIZ Third Party Intellectual Property Rights"), in each case which are incorporated in, are, or form a part of any product or service of EBIZ.

(c) To the knowledge of EBIZ, there has not been and currently is no unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property or any trade secret of EBIZ, or any EBIZ Third Party Intellectual Property Right, by any third party, including any employee or former employee of EBIZ. To the knowledge of EBIZ, the operation of the business of EBIZ as such business is currently conducted, including EBIZ's design, development, marketing and sale of the products or services of EBIZ (including with respect to products currently under development) has not, does not and will not infringe or misappropriate intellectual property of any third party or constitute unfair competition or trade practices under the laws of any jurisdiction. EBIZ has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in purchase orders arising in the ordinary course of business, or contained in license agreements relating to Intellectual Property licensed to or by EBIZ in the ordinary course of business.

(d) EBIZ is not, and will not be as a result of the execution and delivery of this Agreement or the performance of EBIZ's obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Intellectual Property or EBIZ Third Party Intellectual Property Rights, the breach of which could have a Material Adverse Effect on EBIZ.

(e) All patents, registered trademarks, service marks, registered domain names and copyrights held by EBIZ are valid and subsisting and all necessary registration, maintenance and renewal fees, where currently required or where currently due, have been made. EBIZ (i) has not been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, domain names, copyrights or violation of any trade secret or other proprietary right of any third party and (ii) has not brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party. To the knowledge of EBIZ, the manufacture, marketing, licensing or sale of the products and services of EBIZ does not infringe any patent, trademark, service mark, copyright, trade secret, domain name or other proprietary right of any third party.

(f) EBIZ has secured valid written assignments from all consultants and employees who contributed to the creation or development of Intellectual Property of the rights to such contributions that EBIZ does not already own by operation of law.

4.20 Condition and Sufficiency of Assets.

All real property and equipment of EBIZ and each EBIZ Subsidiary is structurally sound and in good operating condition and repair (ordinary wear and tear excepted) and are adequate for the uses thereof. None of the real property or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repair that are not material. The real property and equipment are sufficient for the continued conduct of the business of EBIZ and each Subsidiary.

4.21 EBIZ Reports and Financial Statements.

EBIZ has made available to JBSI true and complete copies of all reports, registration statements, definitive proxy statements and other documents (in each case together with all amendments thereto) filed by EBIZ or its predecessor with the Securities and Exchange Commission (the "Commission") since October 1, 1999 (such reports, registration statements, definitive proxy statements and other documents, together with any amendments thereto, are sometimes collectively referred to as the "EBIZ Commission Filings"). The EBIZ Commission Filings constitute all of the documents (other than preliminary material) that EBIZ or its predecessor was required to file with the Commission since such date. As of their respective dates, each of the EBIZ Commission Filings complied in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations under each such Act, and none of the EBIZ Commission Filings contained as of such date any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. When filed with the Commission, the financial statements included in the EBIZ Commission Filings complied as to form in all material respects with the applicable rules and regulations of the Commission. EBIZ has complied with all of the rules, regulations and requirements for trading of EBIZ's common stock on the OTC Bulletin Board.

4.22 Accuracy of Statements.

EBIZ has disclosed to JBSI all facts required to be disclosed by this Agreement and material to the liabilities, assets, business, conditions, organization and operations (financial and otherwise) of EBIZ and the EBIZ Subsidiaries. Neither this Agreement nor any exhibit or schedule hereto nor any certificate, documents, instrument or information furnished or to be furnished by EBIZ or Merger Sub to JBSI in connection with this Agreement or any of the transactions contemplated hereby, or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they are made, not misleading.

4.23 Brokers and Finders' Fees.

EBIZ has not incurred, and will not incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar changes in connection with this Agreement or any transaction contemplated hereby.

                                    ARTICLE 5
                           COVENANTS OF JBSI AND EBIZ

5.1 Access to Information.

JBSI shall provide EBIZ, its counsel, accountants and other representatives, and EBIZ shall provide JBSI, its counsel, accountants and other representatives, full access, from and after the date of this Agreement, to all of their respective properties, books, contracts, commitments and records, and each shall furnish to the other during such period all such information concerning its affairs as the other may reasonably request. In addition, each shall make its officers, personnel and vendors available to discuss with the designated representatives of the other the substance of all documents, financial statements and other information provided by the party to the other and such other matters as either party shall deem pertinent to the transactions contemplated by this Agreement.

5.2 Conduct of Business.

Except as otherwise consented to in writing by the other, from the effective date of execution of this Agreement until the Closing Date or the date of termination of this Agreement, each of JBSI and EBIZ shall:

(a) maintain and operate its properties in a manner consistent with the efficient operation of its business and conduct its business only in the ordinary course. It shall not be considered to be in the ordinary course of its business to make any acquisition of direct or indirect ownership or control of voting shares of any other corporation, or of any interest in any partnership, joint venture, association or similar organization, other than shares acquired in satisfaction of a security interest or of a debt previously contracted or in a fiduciary or custodial capacity.

(b) punctually pay and discharge all Taxes, assessments and governmental charges lawfully imposed upon it or any of its property, or upon the income and profits thereof; provided, however, that nothing herein contained shall require a party to pay or discharge any Tax assessment or governmental charge so long as the validity thereof shall be contested in good faith and by appropriate proceedings unless property essential to the conduct of its business will be lost, forfeited or materially endangered.

(c) maintain its existence as a corporation in good standing under the laws of its state of organization and comply in all material respects with all laws, governmental regulations, rules and ordinances, and judicial orders, judgments and decrees applicable to its business or its properties, except while contesting the validity of any of the foregoing in good faith and by appropriate proceedings.

(d) notify the other of the commencement of any material litigation against it or of the existence of any adverse business conditions threatening its continued, normal business operations or of any agreement, consent or order involving its operations.

(e) at all times maintain, preserve and keep its properties in good repair, working order and condition in all material respects so that the business carried on in connection therewith may be properly and advantageously conducted.

(f) make every reasonable effort to fulfill its contractual obligations and to maintain in effect its insurance as currently in effect.

(g) use its best efforts to preserve its business relations with its present customers.

(h) use its best efforts to assure, to the extent within its control, the satisfaction of the conditions to the effectiveness of the transactions contemplated in this Agreement.

5.3  Negative  Covenants.

Prior to the Closing Date or the termination of this Agreement, neither JBSI nor EBIZ shall, unless the other shall have otherwise consented in writing:

(a) amend its Articles or Certificate of Incorporation or Bylaws, except to the extent necessary to effect the transactions contemplated by this Agreement.

(b) issue, sell or otherwise dispose of any shares of its capital stock or any of its securities convertible into or representing a right or option to purchase any such shares or enter into other agreements to issue or sell any shares of its capital stock or change the presently outstanding shares of such stock into a greater or lesser number of shares either by way of a recapitalization, reorganization, consolidation of shares or the like, or by way of a merger or consolidation, other than (i) the issuance by EBIZ of such shares of EBIZ Common Stock as are required to comply with the terms of the $7,100,000 Subordinated Convertible Debenture, dated August 25, 1999, issued by EBIZ in favor of JEM Ventures EBIZ, LLC (the "Debenture"), (ii) the issuance by EBIZ or JBSI, as the case may be, of Common Stock upon the exercise of any outstanding warrants or outstanding stock options granted under the respective company's stock option plan currently in effect, including amendments thereto, or (iii) the issuance by JBSI of JBSI Common Stock upon conversion of the Convertible Debenture.

(c) purchase, redeem, retire or otherwise acquire or sell, hypothecate, pledge or otherwise encumber, any shares of its capital stock.

(d) declare, set aside, make or pay stock or cash dividends on any share of its capital stock or make any other distribution of assets to the holders of any shares of its capital stock.

(e) institute a wage or salary adjustment increasing the base compensation rate of any person whose annual base compensation rate on the date hereof exceeds $25,000, pay a new employee an annual base compensation rate exceeding $50,000, enter into any agreement, understanding or commitment, written or oral, which obligates it, or its successors or assigns, to pay, at any time, to a new employee an annual base compensation rate exceeding $50,000, or institute or agree to institute wage or salary adjustments which, taken either individually or in the aggregate, increase by more than 10% the aggregate of the annual base compensation rates paid by either on the date hereof to all of its employees.

(f) enter into or institute any employment contracts, including but not limited to employee policy manual, deferred compensation, non-competition, bonus, stock option, profit-sharing, pension, retirement, consultation after retirement, payments upon retirement, severance agreement, incentive, extraordinary vacation accrual, education payment or benefit, disability, medical, life or other insurance plan or arrangement or, except as required by applicable law or regulation, renew, amend, modify or terminate any such arrangement or plan now in existence; provided, however, that (i) EBIZ may enter into employment contracts with current EBIZ or JBSI employees which employment contracts shall not exceed a duration of four (4) months for the purpose of retaining the services of those employees during that period, and (ii) EBIZ may grant any options or warrants referenced in this Agreement or the EBIZ Schedules attached hereto or issue any option or warrants pursuant to any agreements referenced in the EBIZ Schedules.

(g) enter into any agreement, understanding or commitment, written or oral, with any other person which is in any manner inconsistent with its obligations arising under this Agreement.

(h) make any loan, advance or commitment to extend credit to any of its directors, officers or any affiliated or related persons of such directors or officers; renew any outstanding loan or any outstanding commitment to extend credit to any of its directors, officers or any affiliated or related persons of such directors or officers; increase any outstanding loan to any of its directors, officers or any affiliated or related persons of such directors or officers; or enter into any agreement, understanding or commitment, written or oral, which obligates it, its successors or assigns, to make any loan or advance or payment to any of its directors or officers or to any affiliated or related persons of any such directors or officers.

(i) sell, lease or otherwise transfer or dispose of any property or asset, other than in the ordinary course of business consistent with past practice.

(j) take, or agree to take, any other action that would make any of its representations or warranties contained in this Agreement untrue.

5.4 Continued Relationships.

JBSI shall preserve intact the business of JBSI and each JBSI Subsidiary and EBIZ shall preserve intact the business of EBIZ and each EBIZ Subsidiary and keep available the services of their respective officers and employees and maintain good relationships with suppliers, customers and others having business relationships with any of the parties, and shall not cause any change in the business, condition or results of operations which may have an adverse effect on any the assets, business, condition or prospects of the respective party.

5.5 Confidentiality.

(a) Except as contemplated by this Agreement, as required by law or otherwise expressly consented to in writing by EBIZ and JBSI, all information or documents furnished hereunder by any party shall be kept strictly confidential by the party or parties to whom furnished at all times prior to the Closing Date, and in the event such transactions are not consummated, each shall return to the other all documents furnished hereunder and copies thereof upon request and shall continue to keep confidential all information furnished hereunder and shall not thereafter use the same for its advantage. Notwithstanding the foregoing, (i) EBIZ or JBSI may, with the consent of the other, which consent shall not be unreasonably withheld or delayed, issue or make a press release, announcement or other disclosure regarding this Agreement and the transactions contemplated hereby which it reasonably determines necessary or desirable under applicable law, and (ii) EBIZ may, at any time after the date of this Agreement, file with the Commission a form 8-K pursuant to the Exchange Act with respect to the transactions contemplated by this Agreement, which Form 8-K may include, among other things, financial statements and pro forma financial information with respect to JBSI. Prior to the Closing Date or termination of this Agreement, JBSI shall cooperate with EBIZ and provide such information and documents as may be required in connection with any such filings.

(b) If the Closing is not consummated, each party will hold, and each party will cause its respective Subsidiaries to hold, in absolute confidence any information obtained from another party except to the extent (i) such party is required to disclose such information by law or regulation, (ii) disclosure of such information is necessary in connection with the pursuit of a claim by such party against another party, (iii) such information was known by such party prior to such disclosure or was thereafter developed or obtained by such party independent of such disclosure, or (iv) such information becomes generally available to the public or is otherwise no longer confidential. Prior to any disclosure of information pursuant to the exception in clause (i) or (ii) of the preceding sentence, the party intending to disclose the same shall so notify the party which provided the same in order that such party may seek a protective order or other appropriate remedy should it choose to do so. Notwithstanding the foregoing, EBIZ or JBSI may, with the consent of the other, which consent shall not be unreasonably withheld or delayed, issue or make a press release, announcement or other disclosure regarding the termination of this Agreement and the transactions contemplated hereby which it reasonably determines necessary or desirable under applicable law.

5.6 No Solicitation.

JBSI, EBIZ and those acting on behalf of either will not, and JBSI and EBIZ will use their best efforts to cause their officers, employees, agents, and representatives (including any investment banker) to not, directly or indirectly, solicit, encourage, or initiate any discussions with, or negotiate or otherwise deal with, or provide any information to, any person or entity other than the other and its officers, employees, and agents, concerning any merger, other business combination, sale of substantial assets, or similar transaction involving either or any sale of any of their capital stock or of the capital stock or other securities or assets of either. Each will notify the other immediately upon receipt of any inquiry, offer or proposal relating to any of the foregoing. None of the foregoing shall prohibit (i) sale of EBIZ Common Stock as contemplated under this Agreement or (ii) providing information to others in a manner in keeping with the ordinary conduct of the parties' business, or providing information to Governmental Entities.

5.7 Notification of Certain Matters.

Between the date hereof and the Closing Date, each party will give prompt notice in writing to the other party of: (i) any information that indicates that any of its representations or warranties contained herein was not true and correct as of the date hereof or will not be true and correct at and as of the Closing Date with the same force and effect as if made at and as of the Closing Date (except for changes permitted or contemplated by this Agreement), (ii) the occurrence of any event which will result, or has a reasonable prospect of resulting, in the failure of any condition specified in Article 7 hereof to be satisfied or (iii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement or that such transactions otherwise may violate the rights of or confer remedies upon such third party.

5.8 Actions by Merger Sub.

In its capacity as the sole stockholder of Merger Sub, EBIZ shall cause Merger Sub to approve and adopt the Merger and to take all corporate action necessary on its part to consummate the Merger and the transactions contemplated hereby. Merger Sub shall not conduct any other business, and will have no other assets or liabilities.

5.9 Amendment of Stock Option Plan.

Prior to or concurrently with the Effective Time, EBIZ shall take such action as may be necessary, including obtaining any required approval by the shareholders of EBIZ, to amend the EBIZ 1998 Equity Incentive Plan (the "Plan") and increase the number of shares of EBIZ Common Stock available under the Plan, to cause each unexpired and unexercised option to purchase shares of JBSI Common Stock (each a "JBSI Option") that is outstanding as of the Effective Time to be automatically converted at the Effective Time into an exercisable option (each an "EBIZ Option") to purchase a number of shares of EBIZ Common Stock equal to the number shares of JBSI Common Stock that could have been purchased under the JBSI Option multiplied by 1.78, at a price per share of EBIZ Common Stock equal to the option exercise price determined pursuant to the JBSI Option divided by
1.78. The date of grant of a substituted EBIZ Option shall be deemed to be the date on which the corresponding JBSI Option was granted, and the expiration date of each such substituted EBIZ Option shall be the date upon which the corresponding JBSI Option would otherwise have expired. Except as otherwise expressly stated above in this Section 5.9, the terms and conditions of each substituted EBIZ Option shall be as set forth in the Plan, as in effect from time to time. At the Effective Time, EBIZ shall assume all of JBSI's obligations with respect to the JBSI Options as so amended and shall, from and after the Effective Time, make available for issuance upon exercise of the EBIZ Options all shares of EBIZ Common Stock covered thereby Within 15 days following the Effective Date, EBIZ shall file a registration statement on Form S-8 with the SEC to register the additional shares of EBIZ Common Stock subject to EBIZ Options granted in replacement of JBSI Options; provided, EBIZ and such shares of EBIZ Common Stock satisfy the requirements of using Form S-8.

5.10 Directors' and Officers' Indemnification.

The indemnification provisions of the Articles of Incorporation of the Surviving Corporation as in effect immediately following the Effective Time shall not be amended, repealed or otherwise modified after the Effective Time in any manner that would adversely affect the indemnification rights thereunder, unless such modification is required by law.

5.11. Private Offering Memorandum/ Information Statement.

EBIZ and JBSI shall prepare as soon as is reasonably practicable after the date hereof the Private Offering Memorandum/ Information Statement relating to the private offering of EBIZ Common Stock contemplated by the Merger and the approval of the Merger by JBSI's stockholders EBIZ shall use its best efforts to take any action required to be taken under applicable state blue sky or securities laws in connection with the issuance of EBIZ Common Stock pursuant hereto; provided, JBSI shall provide EBIZ its reasonable cooperation and assistance in obtaining from the holders of any and all Merged Interests, such representations, warranties and covenants as EBIZ shall reasonably require in order to assure that the issuance of EBIZ Common Stock pursuant to this Agreement is exempt from the registration requirements of the Securities Act and of applicable Blue Sky laws and in order to permit EBIZ to make such filings, or obtain such permits or qualifications, as may be required in connection therewith under the Securities Act or applicable Blue Sky laws. EBIZ and JBSI shall promptly furnish to each other all information, and take such other actions, as may reasonably be requested in connection with any action by any of them in connection with the preceding sentences. The information provided and to be provided by EBIZ and JBSI, respectively, for use in the Private Offering Memorandum/Proxy Statement shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                    ARTICLE 6
                       TAX REPRESENTATIONS AND WARRANTIES

6.1 EBIZ  Representations  and  Warranties.

EBIZ hereby represents and warrants to JBSI as follows:

(a) EBIZ has no plan or intention to reacquire any of its capital stock issued in the Merger.

(b) EBIZ has no current plan or intention to, and will not, (a) liquidate JBSI; merge JBSI with or into another corporation; sell or otherwise dispose of the capital stock of JBSI except for transfers of capital stock to a corporation that is a member of EBIZ's "qualified group" as defined in Treas. Reg. ss.1.368-1(d)(4)(ii); or (b) cause JBSI to sell or otherwise dispose of any of its assets or of any of the assets acquired from Merger Sub, except for dispositions made in the ordinary course of business or transfers of assets to a corporation controlled by JBSI.

(c) The liabilities of Merger Sub assumed by JBSI and the liabilities to which the transferred assets of Merger Sub are subject were incurred by Merger Sub in the ordinary course of its business.

(d) Following the Merger, EBIZ will cause JBSI to continue its historic business or use a significant portion of its historic business assets in a business.

(e) EBIZ does not own, nor has it owned during the past five years, any shares of the capital stock of JBSI.

(f) Neither EBIZ  nor  Merger  Sub  is  an   investment company as defined in
section 368(a)(2)(F)(iii) and (iv) of the Code.

6.2  Joint  Representations  and  Warranties.

Each of EBIZ, Merger Sub and JBSI (each a "Party") hereby represents and warrants to each other Party as follows:

(a) Each Party believes the fair market value of EBIZ capital stock and any other consideration received by each JBSI shareholder will be approximately equal to the fair market value of the JBSI capital stock surrendered in the exchange.

(b) Each Party, and the shareholders of JBSI will pay their respective expenses, if any, incurred in connection with the Merger.

(c) There is no intercorporate indebtedness existing between EBIZ and JBSI or between Merger Sub and JBSI that was issued, acquired, or will be settled at a discount.

(d) Following the Merger, each Party believes that JBSI will hold at least 90 percent of the fair market value of its net assets and at least 70 percent of the fair market value of its gross assets and at least 90 percent of the fair market value of Merger Sub's net assets and at least 70 percent of the fair market value of Merger Sub's gross assets held immediately prior to the Merger. For purposes of this representation, amounts paid by JBSI or Merger Sub to dissenters, amounts paid by JBSI or Merger Sub to shareholders who receive cash or other property, amounts used by JBSI or Merger Sub to pay reorganization expenses, and all redemptions and distributions (except for regular, normal dividends) made by JBSI will be included as assets of JBSI or Merger Sub, respectively, immediately prior to the Merger.


                                    ARTICLE 7
                              CONDITIONS PRECEDENT

7.1 Conditions to the Obligation of EBIZ to Close.

The obligation of EBIZ to consummate the transactions contemplated hereby shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

(a) during the period from the date of the Current JBSI Financial Statements to the Closing Date, there shall not have occurred any material adverse change, other than as set forth on any schedule or exhibit hereto, in the financial condition, business or operation of JBSI taken as a whole, and EBIZ shall have received at the Closing a certificate dated as of the Closing Date, signed by the President and Chief Financial Officer of JBSI to that effect;

(b) each of the representations and warranties of JBSI contained in this Agreement shall, in all material respects, be true when made and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of such date; each of the covenants and agreements of JBSI to be performed on or prior to the Closing Date shall have been duly performed in all material respects; and EBIZ shall have received at the Closing a certificate to that effect dated as of the Closing Date and executed by the President and Chief Financial Officer of JBSI;

(c) EBIZ shall have received an opinion from Porter & Hedges, LLP, counsel to JBSI, substantially in the form of Exhibit E attached hereto;

(d) there shall not have been issued or be in effect any order of any court, agency or other tribunal of competent jurisdiction which has the effect of prohibiting or prohibits the performance of the Agreement and the transactions contemplated thereby or imposes limitations on the ability of JBSI to exercise and possess all of its rights, privileges, immunities and franchises or to otherwise conduct its business (with limitations applicable only to all similar entities engaged in similar business) as of the Closing Date;

(e) all proceedings, corporate or otherwise, to be taken in connection with the transactions contemplated by this Agreement, including the shareholder approvals of the transactions contemplated by this Agreement, shall have occurred and all appropriate documents incident thereto as EBIZ may reasonably request shall have been delivered to it, including, without limitation, the receipt of appropriate consents from any third parties which may be necessary to effect the transactions contemplated hereby;

(f) no action, suit or proceeding before any court or any governmental or regulatory authority shall have been commenced or threatened, and no investigation by any governmental or regulatory authority shall have been commenced against the parties hereto or any of the affiliates, associates, officers or directors, or any of them, seeking to restrain, prevent or change the transactions contemplated hereby, or questioning the validity or legality of any such transactions contemplated hereby, or questioning the validity or legality of any such transactions, or seeking damages in connection with any of such transactions;

(g) JBSI and each JBSI Subsidiary shall have received any requisite approvals to this Agreement from all third parties having, under the terms of its respective loan, lease and other agreements, the right to approve or reject this Agreement or to cancel its agreement with JBSI on or before the Closing Date; JBSI hereby represents that all such third parties will have been disclosed to EBIZ as of the Closing Date;

(h) JBSI shall execute and deliver or cause to be executed and delivered to EBIZ such documents as are required at the Closing, pursuant to Article 8;

(i) EBIZ and Bruce Parsons, Mike Colesante, Don Young, Nick Futter and such other JBSI employees as are mutually acceptable to EBIZ and JBSI shall have executed the employment agreements contemplated in Section 2.1;

(j) EBIZ and such members of its management as determined by the Compensation Committee of the EBIZ Board of Directors shall have executed the employment agreements contemplated in Section 2.1;

(k) the Board of Directors of EBIZ shall have made a reasonable good faith determination that funds provided from operations of JBSI and the JBSI Subsidiaries are sufficient to fund the operations of JBSI and the JBSI Subsidiaries from the Effective Date through the 90 days following the Effective Date;

(l) EBIZ shall have received (i) from Caldera Systems, Inc. ("Caldera"), with respect to this Agreement and the transactions contemplated hereby, a written waiver of the right to participate in certain sales of additional securities contained in Section 13 of the Investor Rights Agreement dated September 15, 2000 by and between EBIZ and Caldera, and (ii) from The Canopy Group, Inc. ("Canopy"), with respect to this Agreement and the transactions contemplated hereby, a written waiver of the investor's right of first refusal contained in
Section 3 of the Investors' Rights Agreement dated October 20, 2000 by and between EBIZ and Canopy;

(m) EBIZ shall have received the Consent Letter (as defined hereafter) from FINOVA and shall have made a reasonable good faith determination that the terms of the JBSI Credit Facility as modified by the Consent Letter are acceptable to EBIZ;

(n) EBIZ shall have received from JBSI, within 10 days of the date of this Agreement, Schedule 3.15(j) and shall have made a reasonable good faith determination that the information contained therein is acceptable to EBIZ; and,

(o) EBIZ shall have obtained such representations, warranties and covenants from the holders of the Merged Interests as EBIZ deems reasonably necessary to assure that the issuance of EBIZ Common Stock pursuant to this Agreement is exempt from the registration requirements of the Securities Act and of applicable Blue Sky laws and to permit EBIZ to make such filings, or obtain such permits or qualifications, as may be required in connection therewith under the Securities Act or applicable Blue Sky laws;

7.2 Conditions to the Obligation of JBSI to Close.

The obligation of JBSI to consummate the transactions contemplated hereby shall be subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions:

(a) during the period from the date of the Current EBIZ Financial Statements to the Closing Date, there shall not have occurred any Material Adverse Change, other than as set forth on any schedule or exhibit hereto, in the financial condition, business or operation of EBIZ taken as a whole, and JBSI shall have received at the Closing a certificate dated as of the Closing Date, signed by the Chief Executive Officer and Chief Financial Officer of EBIZ to that effect;

(b) each of the representations and warranties of EBIZ and Merger Sub contained in this Agreement shall, in all material respects, be true when made and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of such date; each of the covenants and agreements of EBIZ and Merger Sub to be performed on or prior to the Closing Date shall have been duly performed in all material respects; and JBSI shall have received at the Closing a certificate to that effect dated as of the Closing Date and executed by the Chief Executive Officer and Chief Financial Officer of EBIZ;

(c) JBSI shall have received an opinion from Holme Roberts & Owen LLP, counsel to EBIZ, substantially in the form attached as Exhibit F hereto;

(d) JBSI's stockholders shall have approved the Merger pursuant to the requirements of the TBCA, and JBSI shall have received all other approvals reasonably necessary, in the opinion of JBSI, to consummate the Merger, including, without limitation, the consents and waivers from third parties which may be necessary to effect the transactions contemplated hereby;

(e) there shall not have been issued or be in effect any order of any court, agency or other tribunal of competent jurisdiction which has the effect of prohibiting or prohibits the performance of the Agreement and the transactions contemplated thereby or imposes limitations on the ability of EBIZ to exercise and possess all of its rights, privileges, immunities and franchises or to otherwise conduct its business (with limitations applicable only to all similar entities engaged in similar business) as of the Closing Date;

(f) all proceedings, corporate or otherwise, to be taken in connection with the transactions contemplated by this Agreement, including the shareholder approvals of the transactions contemplated by this Agreement, shall have occurred and all appropriate documents incident thereto as JBSI may reasonably request shall have been delivered to it, including, without limitation, the receipt of appropriate consents from any third parties which may be necessary to effect the transactions contemplated hereby;

(g) no action, suit or proceeding before any Governmental Entity shall have been commenced or threatened, and no investigation by any governmental or regulatory authority shall have been commenced against the parties hereto or any of the affiliates, associates, officers or directors, or any of them, seeking to restrain, prevent or change the transactions contemplated hereby, or questioning the validity or legality of any such transactions contemplated hereby, or questioning the validity or legality of any such transactions, or seeking damages in connection with any of such transactions;

(h) EBIZ and each EBIZ Subsidiary shall have received any requisite approvals to this Agreement from all third parties having, under the terms of its respective loan, lease and other agreements, the right to approve or reject this Agreement or to cancel its agreement with EBIZ on or before the Closing; EBIZ hereby represents that all such third parties will have been disclosed to JBSI as of the Closing Date;

(i) EBIZ shall execute and deliver or cause to be executed and delivered to JBSI such documents as are required at the Closing, pursuant to Article 8;

(j) EBIZ and Bruce Parsons, Mike Colesante, Don Young, Nick Futter and such other JBSI employees as are mutually acceptable to EBIZ and JBSI shall have executed the employment agreements contemplated in Section 2.1;

(k) (k) EBIZ and such members of its management as determined by the Compensation Committee of the EBIZ Board of Directors shall have executed the employment agreements contemplated in Section 2.1; (l) the Board of Directors of JBSI shall have made a reasonable good faith determination that funds provided from operations of EBIZ and the EBIZ Subsidiaries are sufficient to fund the operations of EBIZ and the EBIZ Subsidiaries from the Effective Date through the 90 days following the Effective Date;

(m) JBSI shall have received (i) from Caldera Systems, Inc. ("Caldera"), with respect to this Agreement and the transactions contemplated hereby, a written waiver of the right to participate in certain sales of additional securities contained in Section 13 of the Investor Rights Agreement dated September 15, 2000 by and between EBIZ and Caldera, and (ii) from The Canopy Group, Inc. ("Canopy"), with respect to this Agreement and the transactions contemplated hereby, a written waiver of the investor's right of first refusal contained in
Section 3 of the Investors' Rights Agreement dated October 20, 2000 by and between EBIZ and Canopy; and,

(n) JBSI shall have received the Consent Letter (as defined hereafter) from FINOVA and shall have made a reasonable good faith determination that the terms of the JBSI Credit Facility as modified by the Consent Letter are acceptable to JBSI.

7.3 JBSI Credit Facility.

The obligation of each of EBIZ and JBSI to consummate the transactions contemplated hereby shall be subject to the receipt by JBSI prior to the Effective Time of a written statement from FINOVA Capital Corporation ("FINOVA") that (i) FINOVA consents to the Merger (the"Consent Letter") as required pursuant to the Second Amended and Restated Loan and Security Agreement dated May 25, 2000, between FINOVA and JBSI (the "JBSI Credit Facility"), and (ii) the JBSI Credit Facility (a) shall continue to be in full force and effect following the Effective Time as expressly modified by such terms as are set forth in the Consent Letter, and (b) shall not be canceled or terminated as a result of the Merger and other disclosed transactions contemplated hereby provided that all conditions precedent set forth in the Consent Letter are satisfied.

                                    ARTICLE 8
                                     CLOSING

8.1  Documents to be Delivered by EBIZ.

At the Closing, EBIZ will deliver the following to JBSI:

(a) Share Certificates. Certificates representing the shares of EBIZ Common Stock constituting the Merger Consideration;

(b) Certified Resolutions. Certified resolutions of each of the Board of Directors of EBIZ and Merger Sub approving the execution, delivery and performance of this Agreement and authorizing the consummation of the transactions contemplated hereby;

(c) Officer's Certificate. A certificate, dated as of the Closing Date, signed by the Chief Executive Officer and Chief Financial Officer of EBIZ, as required pursuant to Section 7.2;.

(d) Opinion. A written opinion of Holme Roberts & Owen, LLP, counsel to EBIZ addressed to JBSI, dated as of the Closing Date, in substantially the form attached as Exhibit F;

(e) Good Standing Certificates. Governmental certificates showing that EBIZ and Merger Sub are duly incorporated, validly existing and in good standing in their respective states of incorporation and qualified to do business as a foreign corporation in each state listed in Schedule 4.1(a), certified as of a date not more than ten (10) days before the Closing Date;

(f) Stock Options. Notices of grant or equivalent documentation approved by the Board of Directors of EBIZ and issued to each holder of JBSI Options, evidencing the issuance of the EBIZ Options pursuant to the terms and conditions set forth in Sections 1.3(d) and 5.9 hereof;

(g) Written Waivers. Written waivers from Caldera and Canopy contemplated in Sections 7.1 and 7.2.

(h) JBSI Credit Facility Documents. Such documents and instruments as may be required to be executed by EBIZ or any EBIZ Subsidiary by FINOVA in connection with the transfer of the JBSI Credit Facility to the Surviving Corporation; and,

(i) Other Documents. Such additional certificates, instruments, documents, information and materials as JBSI may reasonably request.

8.2 Documents to be Delivered by JBSI. At the Closing, JBSI will deliver the following to EBIZ:

(a) Share Certificates. Certificates representing the shares of the outstanding JBSI Common Stock and JBSI Preferred Stock;

(b) Certified Resolutions. Certified resolutions of the Board of Directors of JBSI approving the execution, delivery and performance of this Agreement and authorizing the consummation of the transactions contemplated hereby;

(c) Officer's Certificate. A certificate, dated as of the Closing Date, signed by the President and Chief Financial Officer of JBSI, as required pursuant to Section 7.1;

(d) Opinion. A written opinion of Porter & Hedges, LLP, counsel to JBSI addressed to EBIZ, dated as of the Closing Date, in substantially the form attached as Exhibit E;

(e) Good Standing Certificates. Governmental certificates showing that JBSI is duly organized, validly existing and in good standing in the State of Texas and qualified to do business as a foreign corporation in each state listed in
Schedule 3.1(a), certified as of a date not more than ten (10) days before the Closing Date;

(f) Lock Up Agreement. Lock Up Agreements executed by JBSI stockholders as required pursuant to Section 2.3(b) and in substantially the form attached as Exhibit D hereto;

(g) Consent Letter. The Consent Letter FINOVA contemplated in Section 7.3;

(h) JBSI Credit Facility Documents. Such documents and instruments as may be required to be executed by JBSI or any JBSI Subsidiary by FINOVA in connection with the transfer of the JBSI Credit Facility to the Surviving Corporation; and,

(i) Other Documents. Such additional certificates, instruments, documents, information and materials as EBIZ may reasonably request.

8.3  Mutual  Deliveries.

At the Closing, each of EBIZ and JBSI, as applicable, shall execute and deliver or cause to be executed and delivered:

(a) Articles of Merger substantially in the form attached as Exhibit A;

(b) A Shareholder Voting Agreement and Proxy, as required pursuant to Section
2.2;

(c) A  Registration   Rights  Agreement  as  required  pursuant to Section
2.3(a) and in substantially the form attached hereto as Exhibit C;

(d) The employment agreements between EBIZ and Bruce Parsons, Mike Colesante, Don Young, Nick Futter and such other JBSI employees as are mutually acceptable to EBIZ and JBSI contemplated in Section 2.1; and


                                    ARTICLE 9
                              AMENDMENT AND WAIVER

9.1  Amendment  and  Modification.

This Agreement may only be amended or modified in a writing signed by EBIZ. Merger Sub and JBSI at any time prior to the Closing Date.

9.2 Waiver.

At any time prior to the Closing Date, the parties hereto may by mutual agreement extend the time for the performance of any of the obligations or other acts of any other party hereto. Any party may waive any inaccuracies in the representations and warranties of any other party contained herein or in any schedule or document delivered pursuant hereto and waive compliance by any other party with any of the covenants, agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the parties hereto.

                                   ARTICLE 10
                                   TERMINATION

10.1  Termination by Parties.

This Agreement may be terminated prior to the Closing Date:

(a) (i) At the option of EBIZ, upon written notice to the other parties, if in the good faith opinion of the Board of Directors of EBIZ, JBSI has breached any of the representations and warranties or other covenants of this Agreement or any condition precedent set forth in Section 7.1 has failed to occur and such breach or noncompliance has not been cured in all material respects within 30 days after notice from EBIZ to JBSI of such default, or (ii) at the option of JBSI, upon written notice to the other parties, if in the good faith opinion of the Board of Directors of JBSI, either EBIZ or Merger Sub has breached any of the representations and warranties or other covenants of this Agreement or any condition precedent set forth in Section 7.2 has failed to occur and such breach or noncompliance has not been cured in all material requested within 30 days after notice from JBSI to EBIZ of such default;

(b) by mutual agreement of EBIZ and JBSI; and

(c) at the option of the respective Board of Directors of EBIZ or JBSI, if any litigation is instituted against JBSI or EBIZ, the object of which is to enjoin any party from proceeding with the transactions contemplated under this Agreement or to seek damages against any party hereto or any officer, director or agent of any party as a result of the transactions proposed under this Agreement.

(d) by JBSI, if JBSI and EBIZ are not able to negotiate new terms for the Common Stock Conversion Price and Preferred Stock Conversion Price as provided in
Section 1.3(f) above.

(e) by JBSI or EBIZ if the Merger is not completed by January 31, 2001.

10.2 Effect of Termination.

In the event this Agreement is terminated as provided in Section 10.1, this Agreement shall be void and of no further force and effect, and, except as set forth herein and Section 5.5 above, there shall be no further liability on the part of EBIZ or JBSI or any of their respective directors, officers or stockholders as a result of this Agreement. Section 5.5 shall survive any termination of this Agreement. Nothing in this Section 10.2 shall relieve any party from liability for any willful or intentional breach of this Agreement.


                                   ARTICLE 11
                                 INDEMNIFICATION

11.1 Definitions.

Capitalized terms used in this Article 11 and not defined elsewhere in this Agreement shall have the meanings ascribed to them below:

"Applicable Stock Percentage" shall mean, with respect to each JBSI Stockholder, the percentage that corresponds to a fraction, the numerator of which is an amount equal to the total number of shares (on a fully diluted basis) of JBSI Common Stock or JBSI Common Stock issuable on conversion of JBSI Preferred Stock held by such JBSI Stockholder immediately prior to the Effective Time and the denominator of which is an amount equal to the total number of shares (on a fully diluted basis) of JBSI Common Stock or JBSI Common Stock issuable on conversion of JBSI Preferred Stock outstanding as of immediately prior to the Effective Time.

"Damages" shall mean any loss, liability, obligation, debt, claim, damage or expense (including costs of investigation and defense and reasonable attorneys' fees).

"Due Date" shall mean the date that is 30 days after the Indemnification Determination Date.

"EBIZ Average Trading Price" shall mean, with respect to any trading day, the average of the high and low bid prices for EBIZ Common Stock as reported by the Nasdaq OTC Bulletin Board for such day.

"EBIZ Designated Representative" shall mean Jeffrey Rassas; provided, however, if EBIZ designates any person to succeed Jeffrey Rassas as the EBIZ Designated Representative by a writing executed by an authorized officer of EBIZ, then the EBIZ Designated Representative shall mean such successor.

"EBIZ Indemnification Amount" shall mean the total amount of all Damages, without any offset with respect to the JBSI Indemnification Amount, due and payable to EBIZ pursuant to Section 11.3(b), as determined by Final Decision.

"EBIZ Share Value" shall mean the average of the per share EBIZ Average Trading Price for the ten trading day prior to the Due Date.

"Escrow Agent" shall mean Colonial Trust, or such other escrow agent as may be agreed upon in writing by the EBIZ Designated Representative and the JBSI Designated Representative.

"Escrowed Shares" shall mean 5 percent of the shares of EBIZ Common Stock to be delivered to the JBSI Stockholders pursuant to Section 1.3 of this Agreement. All such shares referenced in this definition of escrowed shares shall be deposited into an escrow account to be held by the Escrow Agent.

"Final Decision" shall mean a final, binding written agreement executed by the EBIZ Designated Representative and the JBSI Designated Representative, pursuant to which such Representatives agree as to the EBIZ Indemnification Amount and the JBSI Indemnification Amount; provided, however, if such Representatives cannot agree upon such Amounts, then Final Decision shall mean a final, non-appealable decision of the arbitrator pursuant to Section 11.5, setting forth such Amounts.

"Indemnification Cap" shall mean $1,000,000.

"Indemnification   Claim"  shall mean a claim asserted by the JBSI Designated
Representative pursuant to Section 11.3(a) or a claim asserted by the EBIZ Designated Representative pursuant to Section 11.3(b), in each case, by providing written notice of such claim to other Representative in accordance with Section 11.4(a) below.

"Indemnification Determination Date" shall mean the date upon which all Indemnification Claims are resolved by Final Decision.

"JBSI Designated Representative" shall mean Bruce Parsons, provided, however, if the JBSI Stockholders designate any person to succeed Bruce Parsons as the JBSI Designated Representative by a written consent executed by JBSI Stockholders holding not less that a majority of votes eligible to be cast by all shares of JBSI Common Stock and JBSI Preferred Stock held by the JBSI Stockholders, then the JBSI Designated Representative shall mean such successor.

"JBSI Indemnification Amount" shall mean the total amount of all Damages, without any offset with respect to the EBIZ Indemnification Amount, owed by EBIZ to the JBSI Stockholders pursuant to Section 11.3(a), as determined by Final Decision.

"JBSI Stockholders" shall mean (i) holders of JBSI Common Stock or JBSI Preferred Stock immediately prior to the Effective Time, whose shares of stock are converted in the Merger into the right to receive the Merger Consideration.

"Net   Indemnification   Amount" shall mean the difference between (i) the JBSI
Indemnification Amount and (ii) the EBIZ Indemnification Amount.

11.2 Survival; Right to Indemnification Not Affected by Knowledge.

All representations, warranties, covenants and obligations in this Agreement or in the certificates delivered pursuant to Sections 7.1(a), 7.1(b), 7.2(a) and 7.2(b) or any other certificate delivered pursuant to this Agreement (other than the Articles of Merger) will survive until the expiration of all periods during which a "Notice of Claim" may be submitted as provided in Section 11.4(a); provided, however, if any Notice of Claim is submitted within the time period provided for the submission thereof pursuant to Section 11.4(a), the non-survival of any such representation, warranty, covenant or obligation shall not affect, terminate or prejudice any Indemnification Claim as to which such Notice of Claim is timely submitted. The right to indemnification, payment of Damages, or other remedy based on the representations, warranties, covenants and obligations in this Agreement will not be affected by any investigation conducted with respect to, or any knowledge acquired or capable of being acquired, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy of or compliance with any such representation or warranty, or the performance of or compliance with any such covenant or obligation.

11.3 Indemnification  after  Effective  Time.

If the Merger is consummated pursuant to this Agreement, the indemnification provisions of this Article 11 shall be effective immediately after the Effective
Time:

(a) Indemnification of JBSI Stockholders. In accordance with the procedures and subject to the limitations set forth in Sections 11.4 and 11.5 below, EBIZ shall defend, indemnify and hold harmless the JBSI Stockholders from and against any Damages arising, directly or indirectly, from and in connection with (a) any inaccuracy or breach of any representation or warranty made by EBIZ in this Agreement or in any certificate delivered by EBIZ pursuant to this Agreement (except the Articles of Merger), or (b) any failure by EBIZ to perform or comply with any covenant or obligation of EBIZ in this Agreement.

(b) Indemnification of EBIZ. In accordance with the procedures and subject to the limitations set forth in Sections 11.4 and 11.5 below, the JBSI Stockholders shall defend, indemnify and hold harmless EBIZ from and against any Damages arising, directly or indirectly, from and in connection with (a) any inaccuracy or breach of any representation or warranty made by JBSI in this Agreement or in any certificate delivered by JBSI pursuant to this Agreement (except the Articles of Merger), or (b) any failure by JBSI to perform or comply with any covenant or obligation of JBSI in this Agreement.

(c) Intended Third Party Beneficiaries. The provisions contained in this
Article 11 are intended to benefit the JBSI Stockholders, provided the rights and remedies of the JBSI Stockholders under this Article 11 may only be exercised by or on their behalves by the JBSI Designated Representative, and are subject to the limitations and conditions set forth in this Article 11. The EBIZ stockholders shall not constitute third party beneficiaries under this Agreement and shall have no right to enforce any right or remedy hereunder.

(d) Exclusive Remedies. After the Effective Time, the remedies provided in this
Article 11 shall be the sole and exclusive remedies available to JBSI, the JBSI Stockholders and EBIZ with respect to the matters described in Sections 11.3(a) or 11.3(b) of this Agreement.

11.4  Limitations on Indemnification Obligations.

(a) Time Limit to Assert Claim. All Indemnification Claims held by the JBSI Stockholders or EBIZ shall expire and be of no further force unless the JBSI Designated Representative submits to the EBIZ Designated Representative or the EBIZ Designated Representative submits to the JBSI Designated Representative, as the case may be, a Notice of Claim meeting the requirements set forth in this subsection (a) within 9 months after the Effective Time. If a designated representative submits a Notice of Claim to the other designated representative within 30 days of the end of such 9 month period, the receiving designated representative shall have 30 days from such submission date to file a Notice of Claim with the other designated representative. To be effective, a Notice of Claim shall be in writing, signed by the Designated Representative submitting the Indemnification Claim, delivered in accordance with Section12.6 of this Agreement, and specify, in general terms, the basis for the claim and the amount of Damages being claimed.

(b) De minimus Claim. If it is determined by Final Decision that the Net Indemnification Amount is less than $250,000.00, then no person shall have any obligation to any other person under Section 11.3, and the Escrowed Shares shall be transferred to the JBSI Stockholders pursuant to Section 11.4(f) of this Agreement. If the Net Indemnification Amount is greater than $250,000.00, then the party prevailing under any Final Decision shall be entitled to recover its full Indemnification Amount, subject to any other limitations set forth in this
Article 11, including, without limitation, Sections 11.4(c) and (e) hereof, it being intended that such Indemnification Amount shall be payable from the first dollar.

(c) Offset of Claims. If it is determined by Final Decision that the EBIZ Indemnification Amount is greater than the JBSI Indemnification Amount, then the JBSI Indemnification Amount shall be offset against the EBIZ Indemnification Amount, the JBSI Stockholders shall not be entitled to any recovery whatsoever with respect to their Indemnification Claims, and EBIZ shall only be entitled to recover with respect to its Indemnification Claims an amount equal to the excess of the EBIZ Indemnification Amount over the JBSI Indemnification Amount. If it is determined by Final Decision that the JBSI Indemnification Amount is greater than the EBIZ Indemnification Amount, then the EBIZ Indemnification Amount shall be offset against the JBSI Indemnification Amount, EBIZ shall not be entitled to any recovery whatsoever with respect to its Indemnification Claims, and the JBSI Stockholders shall only be entitled to recover with respect to their Indemnification Claims an amount equal to the excess of the JBSI Indemnification Amount over the EBIZ Indemnification Amount.

(d) Due Date. All amounts which become payable pursuant to this Article 11 shall be due and payable on the Due Date.

(e) Indemnification Cap. Notwithstanding anything in this Section 10 to the contrary, neither the JBSI Stockholders, as a group, nor EBIZ, shall be entitled to any recovery in excess of the Indemnification Cap.

(f) Escrow. The Escrowed Shares, when initially issued, shall be issued to the Escrow Agent as nominee of the JBSI Stockholders, such shares to be deposited in an escrow account. The Escrowed Shares shall be allocated against the number of shares of EBIZ Common Stock to which each JBSI Stockholder is entitled on a pro rata basis in accordance with the relative Applicable Stock Percentage of each JBSI Stockholder. The Escrowed Shares shall be held by the Escrow Agent in escrow, and shall be transferred or released by the Escrow Agent only as follows. If no Notice of Claim is submitted by the EBIZ Designated Representative to the JBSI Designated Representative within the applicable time period provided in Section 11.4(a), then the Escrow Agent shall promptly transfer all of the Escrowed Shares to the JBSI Stockholders on a pro rata basis in accordance with the relative Applicable Stock Percentage of each JBSI Stockholder. If a Notice of Claim is submitted by the EBIZ Designated Representative to the JBSI Designated Representative within the applicable time period provided in Section 11.4(a), then the Escrow Agent shall hold the Escrowed Shares until the first to occur of the issuance of a Final Decision or the waiver and release by EBIZ of the Indemnification Claims to which the Notice of Claim relates. If the Final Decision results in EBIZ being entitled to no payment pursuant to this Article 11 or if EBIZ waives and releases its Indemnification Claims, then the Escrow Agent shall promptly transfer all of the Escrowed Shares to the JBSI Stockholders on a pro rata basis in accordance with the relative Applicable Stock Percentage of each JBSI Stockholder. If, however, pursuant to the Final Decision it is determined that EBIZ is entitled pursuant to this Article 11 to receive payment with respect to its Indemnification Claims, then the Escrow Agent shall transfer to EBIZ on the Due Date such number of Escrowed Shares as have an aggregate EBIZ Share Value equal to the amount of such payment and shall transfer all of the remaining Escrowed Shares to the JBSI Stockholders on a pro rata basis in accordance with the relative Applicable Stock Percentage of each JBSI Stockholder. Any JBSI Stockholder may, but shall not be required, to redeem any Escrowed Shares allocable to him that are required to be transferred to EBIZ pursuant to this subsection (f) by paying to the Escrow Agent, prior to the transfer thereof to EBIZ, the EBIZ Share Value of such Escrowed Shares. Any Escrowed Shares that are so redeemed shall be transferred to the redeeming JBSI Stockholder and the cash paid to redeem such Escrowed Shares shall be paid, in lieu of such shares, to EBIZ.

(g) Non-Recourse Obligations. EBIZ's sole recourse with respect to any amount to which it is entitled to receive from the JBSI Stockholders pursuant to this
Article 11 shall be to the Escrowed Shares. No JBSI Stockholder shall have any personal liability to EBIZ whatsoever under this Article 11.

(h) Payment to JBSI Stockholders. Any amount which EBIZ is obligated to pay to the JBSI Stockholders pursuant to this Article 11 shall be payable to the JBSI Stockholders on a pro rata basis in accordance with the relative Applicable Stock Percentage of each JBSI Stockholder. At the option of the Board of EBIZ, each JBSI Stockholder shall receive any amount to which it is entitled under this Article 11 either in cash or in EBIZ Common Stock, valued at the EBIZ Share Value.

11.5 Dispute Resolution Procedure.

Within the 10 days afterthe the first date upon which each Designated Representative has submitted a Notice of Claim to the other, or, if only one Designated Representative submits a Notice of Claim, within 10 days after the expiration of the last deadline for the submission of a Notice of Claim pursuant to Section 11.4(a) (such 10th day is referred to herein as the "Base Date"), the EBIZ Designated Representative and the JBSI Designated Representative shall meet and engage in good faith negotiations to resolve any pending Indemnification Claims. If the Designated Representatives cannot resolve the dispute within 30 days after the Base Date, the Designated Representatives shall mediate the dispute in accordance with the Commercial Mediation Rules of the American Arbitration Association ("AAA"), but the mediation proceeding may not revoke or revise any provision of this Agreement. If within 60 days after the Base Date the matter has not been resolved to the satisfaction of the Designated Representatives, either Designated Representative may submit the matter to arbitration in accordance with the Commercial Arbitration Rules of the AAA, by a sole arbitrator, but the arbitration proceeding may not revoke or revise any provision of this Agreement. The arbitrator selected shall be an independent third party and shall have knowledge and experience in the matters addressed by the claim. Arbitration shall be the sole and exclusive remedy of the JBSI Stockholders and EBIZ with respect to any Indemnification Claim; provided, that the arbitrator shall not have the power or authority to award consequential, incidental or punitive damages. Unless all the parties to an arbitration otherwise consent in writing, the location of the arbitration hearings and the place of entry of the award shall be in Phoenix, Arizona. The parties consent to exclusive jurisdiction of, and agree that sole venue will lie in, the state and federal courts in Arizona or the state of the otherwise agreed location for any allowable judicial proceeding relating to any arbitration under this Agreement, including entry of a judgment on the award. The arbitration award shall be final and binding and shall not be reviewable in any court on any grounds except corruption, fraud or undue means of a party or for evident partiality or corruption of the arbitrator. The parties intend to eliminate all other court review of the award and the arbitration proceedings. Except for a proceeding to enforce or confirm an award or except for a proceeding brought by all parties to the dispute to vacate or modify an award, the initiation of any suit relating to an Indemnification Claim that is arbitrable under this Agreement shall constitute a material breach of this Agreement.

11.6 Exercise of Rights with Respect to Escrowed Shares.

During the period the Escrowed Shares are held in escrow pursuant to Section 11.4(f), the JBSI Stockholders shall be entitled to exercise the voting rights with respect to such shares in proportion to their relative Applicable Stock Percentages. The JBSI Stockholders shall also be entitled to any dividends or other distributions with respect to the Escrowed Shares in such proportions.

                                   ARTICLE 12
                                  MISCELLANEOUS

12.1 Entire Agreement.

This Agreement, and the exhibits and schedules attached hereto, and the agreements contemplated by this Agreement contain the entire agreement among the parties and supersede all prior agreements, arrangements and understandings relating to the subject matter hereof. There are nor written or oral agreements, understandings, representations or warranties between the parties other than those set forth or referred to in this Agreement.

12.2 Expenses. All legal and other costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses. Notwithstanding the foregoing, if this Agreement is terminated by a party (the "Non-breaching Party") as a result of a material breach by the other party (the "Breaching Party") of its covenants or agreements contained herein or the representations and warranties made by it herein, the Breaching Party shall reimburse the Non-breaching Party for all reasonable out-of-pocket fees and expenses (including, without limitation, fees and expenses of counsel and accountants) incurred in connection with the negotiation, preparation and performance of this Agreement and the transactions contemplated hereby. Such payment shall be made by the Breaching Party within 5 business days of receipt of documentation from the Non-breaching Party in reasonable detail supporting the amount of such costs and expenses. The remedies set forth in this Section 12.2 shall be in addition to any other rights and remedies allowed by law.

12.3 Attorneys Fees. Notwithstanding Section 12.2 above, in the event of any proceeding to enforce this Agreement, the prevailing party shall be entitled to receive from the losing party all reasonable costs and expenses, including the reasonable fees of attorneys, accountants and other experts, incurred by the prevailing party in investigating and prosecuting (or defending) such action at trial or upon any appeal.

12.4 Section Headings. The section headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

12.5 Assignment. This Agreement shall not be assigned by any party without the written consent of the other parties and any attempted assignment without such written consent shall be null and void and without legal effect.

12.6 Notices. All notices hereunder shall be deemed given if in writing and delivered personally or sent by telex, telegram, telecopier, registered mail or certified mail (return receipt requested) to the parties at the addresses below (or at such other addresses as shall be specified by like notice). Any notice, however given, shall be effective five days after it is sent.

                  If to EBIZ:               EBIZ Enterprises, Inc.
                                            15695 North 83rd Way
                                            Scottsdale, AZ  85260
                                            Attn:  Jeffrey I. Rassas
                                            Fax:  480-778-1001

                  With copies to:   Holme Roberts & Owen, LLP
                                            Attn:  David Little
                                            111 East Broadway
                                            Suite 1100
                                            Salt Lake City, UT 84111-5233
                                            Fax:  801-521-9639

                  If to JBSI:               Jones Business Systems, Inc.
                                            13715 Murphy Road
                                            Suite D
                                            Stafford, TX 77477
                                            Attn:  Bruce Parsons
                                            Fax:  281-403-8591

                  With copies to:   Porter & Hedges, L.L.P.
                                            Attn:  Robert G. Reedy
                                            700 Lousiana, 35th Floor
                                            Houston, TX 77002
                                            Fax:  713-226-0274

                                            Steve Shadle
                                            2260 4th Avenue, Suite 2000
                                            Yuma, AZ 85364
                                            Fax:  (520) 782-2310


12.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona without regard to conflict of law principles.

12.8 Equitable Remedies. The parties acknowledge that the remedies at law may be inadequate to protect against any default hereunder, and consent to the granting of injunctive relief or other forms of equitable relief by a court of competent jurisdiction or a similar judicial body, whether temporary, preliminary or final, whether or not actual damages can be shown.

12.9 Number of Days. In computing the number of days for purposes of this Agreement, all days will be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or day that is a legal holiday in the State of Arizona, then the final day will be deemed to be the next day that is not a Saturday, Sunday or day that is a legal holiday in the State of Arizona.

12.10 Provisions Severable. The provisions of this Agreement are independent of and severable from each other, and no provision will be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part. Further, if a court of competent jurisdiction determines that any provision of this Agreement is invalid or unenforceable as written, the court may interpret, construe, rewrite or revise such provision, to the fullest extent allowed by law, so as to make it valid and enforceable, consistent with the intent of the parties hereto.

12.11 Construction. The parties hereto hereby acknowledge and agree that each party has participated in the drafting of this Agreement and that this Agreement has been, to the extent it was felt necessary, reviewed by the respective legal counsel for the parties hereto and that the rule of construction to the effect that any ambiguities are to be resolved against the drafting party will not be applied to the interpretation of this Agreement. No inference in favor of, or against, any party will be drawn from the fact that one party has drafted any portion hereof.

12.12 Headings. The headings contained in this Agreement are for convenience only and will not affect the meaning or interpretation of this Agreement.

12.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original as against any party whose signature appears thereon, and all of which will together constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, bears the signatures of all of the parties reflected hereon as the signatories. Any photocopy or telefacsimilie of this Agreement, with all signatures reproduced on one or more sets of signature pages, will be considered for all purposes as if it were an executed counterpart of this Agreement.

12.14 Recitals, Schedules and Exhibits. The recitals, schedules and exhibits referred to in this Agreement shall be construed with and are an integral part of this Agreement and are incorporated herein by this reference.

IN WITNESS WHEREOF, this Agreement has been executed by each of the parties as of the day and year first above written.

                                             EBIZ:

                                             EBIZ ENTERPRISES, INC.


                                             By:/s/ Jeffrey I. Rassas
                                                    Jeffrey I. Rassas
                                                    Chief Strategic Officer

                                             By:/s/ David Shaw
                                                    David Shaw
                                                    Chief Executive Officer


                                             MERGER SUB:


                                             By:/s/ David Shaw
                                                    David Shaw, President

                                             JBSI:

                                             JONES BUSINESS SYSTEMS, INC.


                                             By:/s/ Bruce Parsons
                                                    Bruce Parsons, President

                            EXHIBIT AND SCHEDULE LIST

 Exhibit A                 Form of Articles of Merger

 Exhibit B                 Employment Agreement Term Sheet

 Exhibit C                 Form of Registration Rights Agreement

 Exhibit D                 Form of Lock-Up Agreement

 Exhibit E                 Form of Opinion of Porter & Hedges, L.L.P.

 Exhibit F                 Form of Opinion of Holme Roberts & Owen, LLP


 Schedule 3.1(a)           JBSI Jurisdictions of Qualification

 Schedule 3.1(b)           JBSI Interests in Other Business Entities

 Schedule 3.3              JBSI Approvals and Consents

 Schedule 3.5              JBSI Options, Warrants and Convertible Securities

 Schedule 3.6(a)           JBSI Financial Statements

 Schedule 3.6(b)           JBSI Additional Liabilities

 Schedule 3.9              JBSI Adverse Changes and Events

 Schedule 3.10             JBSI Defaults

 Schedule 3.11             JBSI Litigation

 Schedule 3.12(a)          JBSI Plans

 Schedule 3.12(e)          Excess Parachute Payments

 Schedule 3.12(g)          JBSI Employee Contracts, Etc.

 Schedule 3.14             JBSI Material Contracts and Insurance Policies

 Schedule 3.15(a)          JBSI Tax Returns

 Schedule 3.15(e)          JBSI Taxes

 Schedule 3.15(h)          JBSI Certain Tax Exceptions

 Schedule 3.15(j)          JBSI Certain Tax Elections, Etc.

 Schedule 3.16             JBSI Title Defects

 Schedule 3.18(b)          JBSI Intellectual Property

 Schedule 3.22             JBSI Shareholder List

 Schedule 4.1(a)           EBIZ Jurisdictions of Qualification

 Schedule 4.1(b)           EBIZ Subsidiaries

 Schedule 4.3              EBIZ Approvals and Consents

 Schedule 4.6              EBIZ Options, Warrants and Convertibles

 Schedule 4.7(a)           EBIZ Financial Statements

 Schedule 4.7(b)           EBIZ Additional Liabilities

 Schedule 4.10             EBIZ Adverse Changes and Events

 Schedule 4.11             EBIZ Defaults

 Schedule 4.12             EBIZ Litigation

 Schedule 4.13(a)          EBIZ Plans

 Schedule 4.13(e)          EBIZ Excess Parachute Payments

 Schedule 4.13(g)          EBIZ Employee Contracts

 Schedule 4.15             EBIZ Material Contracts and Insurance Policies

 Schedule 4.16(a)          EBIZ Tax Returns

 Schedule 4.16(e)          EBIZ Taxes due or unfiled or extended

 Schedule 4.16(h)          EBIZ Certain Tax Exceptions

 Schedule 4.16(j)          EBIZ Certain Tax Elections, Etc.

 Schedule 4.17             EBIZ Encumbrances

 Schedule 4.19(b)          EBIZ Intellectual Property